As filed with the Securities and Exchange Commission on July 1, 2013.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Daric Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6199	77185-0001
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

Daric Corporation

234 Marshall Street

Redwood City, CA 94059

650-218-4287

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greg Ryan, Chief Executive Officer

Daric Corporation

234 Marshall Street

Redwood City, CA 94059

650-218-4287

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Each Class of	Aggregate	Registration
Securities to be Registered	Offering Price(1)	Fee(2)
Member Payment Dependent Notes	$10,000,000	$1,364

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 24, 2013

Member Payment Dependent Notes

This is a public offering to Daric’s lender members of Member Payment Dependent Notes issued by Daric. In this prospectus, we refer to our Member Payment Dependent Notes as the “Notes.” This is a continuous offering of up to $10,000,000 in principal amount of Notes.

We will issue the Notes in series. The proceeds we receive from the sale of each series of Notes will be designated by the lender members who purchased the Notes of that series to fund an unsecured consumer loan originated through our platform to an individual consumer who is one of our borrower members. In this prospectus, we refer to these unsecured consumer loans generally as “member loans,” and we refer to the member loan funded with the proceeds we receive from a particular series of Notes as the “corresponding member loan” for the series. A series of Notes will be issued only if and when the corresponding member loan closes and is funded. A member loan will close and be funded if the borrower member loan request has received full funding commitments, or if the borrower member chooses to accept partial funding of the loan request after receiving funding commitments for the loan request.

Each series of Notes will have a stated interest rate, which is the interest rate for the corresponding member loan. Interest rates on member loans originated through our platform currently range between 6.00% and 25.00% and are set based on a formula described in this prospectus. See “About the Loan Platform — How the Daric Platform Operates — Interest Rates.” Notes of each series will bear interest from the date of issuance, be fully amortizing and be payable monthly subject to the limitation described in the next sentence. The principal and interest payments, if any, you will receive on any Note you purchase will be limited to an amount equal to your pro rata portion of the loan payments, if any, we receive on the corresponding member loan, net of our 1.00% service charge, any unsuccessful payment fees, collection fees and any payments due to Daric on account of portions of the corresponding member loan, if any, funded by Daric in its capacity as a lender on the platform. The service charge will reduce the effective yield on your Notes below their stated interest rate. We have no obligation to make any payments of principal or interest on the Notes unless, and then only to the extent that, we receive payments in respect of the corresponding member loan.

All Notes will have an initial maturity that is three years and four business days from issuance, which is four business days longer than the term of the corresponding member loan. If there are amounts under the corresponding member loan still owing to Daric at the initial maturity, holders of the Notes will have the option to extend the term of the Note for an additional 120 days, which we refer to as the final maturity. If there are any amounts under the corresponding member loan still due and owing to Daric at the final maturity of a Note, Daric will have no further obligation to make payments on the Note even if it receives payments on the corresponding member loan after the final maturity.

The Notes will be unsecured special, limited obligations of Daric only and not the borrower members. Holders of the Notes will not have a security interest in the corresponding member loans or the proceeds of those member loans. The Notes are not subject to any guarantees or other credit enhancement. See “About the Loan Platform — Description of the Notes.”

We will offer Notes to our lender members at 100% of their principal amount. The Notes will be offered only through our website, and there will be no underwriters or underwriting discounts.

The Notes will be issued in electronic form only and will not be listed on any securities exchange. The Notes will not be transferable unless and until we are able to establish a resale platform for Notes. Although we are working to establish a resale platform, there can be no assurance we will be able to do so, or, if we are able to do so, when a resale platform would be available. Therefore, lender members must be prepared to hold their Notes to maturity.

Investing in the Notes involves substantial risks. See “Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

About This Prospectus

This prospectus describes our offering of our Member Payment Dependent Notes, which we refer to in this prospectus as the “Notes.” This prospectus is part of a registration statement filed with the Securities and Exchange Commission, which we refer to as the “SEC.” This prospectus, and the registration statement of which it forms a part, speak only as of the date of this prospectus. We will supplement this registration statement from time to time as described below.

Unless the context otherwise requires, we use the terms “Daric,” “the Company,” “our company,” “we,” “us” and “our” in this prospectus to refer to Daric Corporation, a Delaware corporation.

This prospectus describes our offering of the Notes under two main headings: “About the Loan Platform” and “About Daric.”

The offering described in this prospectus is a continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Following the date of this prospectus, we plan to offer Notes continuously, and we expect that sales of Notes will occur on a daily basis through the operation of our platform. We intend to make weekly filings of supplements to this prospectus pursuant to Rule 424(b) under the Securities Act, which we will refer to as “Weekly Sales Reports,” in which we will report sales of Notes for the previous week. The Weekly Sales Reports will include information about the principal amount, loan grade and interest rate of each series of Notes sold in the previous week. The Weekly Sales Reports will also be posted to our website upon filing with the SEC.

We will prepare prospectus supplements to update this prospectus for other purposes, such as to disclose changes to the terms of our offering of the Notes, provide quarterly updates of our financial and other information included in this prospectus and disclose other material developments. We will file these prospectus supplements with the SEC pursuant to Rule 424(b) and post them on our website. When required by SEC rules, such as when there is a “fundamental change” in our offering or the information contained in this prospectus, or when an annual update of our financial information is required by the Securities Act or SEC rules, we will file post-effective amendments to the registration statement of which this prospectus forms a part, which will include either a prospectus supplement or an entirely new prospectus to replace this prospectus. We currently anticipate that post-effective amendments will be required, among other times, when we change interest rates applicable to Notes offered through our platform or other material terms of the Notes. We currently expect that these changes will be disclosed in prospectus supplements posted on our website at the time of filing of the post-effective amendment, rather than through complete revisions to this prospectus.

Where You Can Find More Information

We have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, upon the effectiveness of our registration statement, we will be required to file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information appearing in this prospectus, including our financial statements and related notes, and the risk factors beginning on page 11, before deciding whether to purchase our Member Payment Dependent Notes.

Overview

Daric is a pre-launch Internet-based peer to peer lending platform that enables its borrower members to borrow money and its lender members to purchase Member Payment Dependent Notes, the proceeds of which fund specific loans made to individual borrower members. We operate in the space known as “peer to peer lending.”

About the Loan Platform

Through our online platform, we allow qualified borrower members to obtain unsecured loans with lower interest rates than they could through credit cards or traditional banks. We also provide our lender members with the opportunity to indirectly fund specific member loans with credit characteristics, interest rates and other terms the lender members find attractive by purchasing Notes that in turn are dependent for payment on the payments we receive from those borrower member loans. As a part of operating our lending platform, we verify the identity of members, obtain real-time borrower members’ credit profiles from consumer reporting agencies such as TransUnion, Experian or Equifax and CreditAPI, and screen borrower members for eligibility to participate in the platform. We also service the member loans on an ongoing basis. See “About the Loan Platform.”

The Notes.  Our lender members will have the opportunity to buy Notes issued by Daric. Lender members will be able to designate the particular member loan that they want the proceeds of each Note they purchase to be used to fund. The holders of Notes of each series will have the right to receive their pro rata portion of principal and interest payments on their Note but only if, and to the extent, that we receive loan payments on the corresponding member loan, net of our service charge.

The Notes will be special, limited obligations of Daric only and not obligations of any borrower member. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding member loans or the proceeds of those corresponding member loans.

Daric is obligated to pay principal and interest on each Note in a series only if and to the extent that Daric receives payments from the borrower member on the corresponding member loan funded by the proceeds of that series, and such borrower member payments will be shared ratably among all Notes of the series after deduction of Daric’s service charge and any unsuccessful payment fees, collection fees or payments due to Daric on account of the portion of the corresponding member loan, if any, funded by Daric in its capacity as a lender on the platform. If Daric were to become subject to a bankruptcy or similar proceeding, the holder of a Note may have a general unsecured claim against Daric that is not limited in recovery to such borrower payments, but, as described in more detail below, the matter is not free from doubt. See “Risk Factors — If we were to become subject to a bankruptcy or similar proceeding.”

The Member Loans.  All member loans are unsecured obligations of individual borrower members with a fixed interest rate and three-year maturity. Each member loan is originated through our website and funded by WebBank at closing. WebBank is an FDIC-insured, Utah-chartered industrial bank that serves as the lender for all member loans originated through our platform. Immediately upon closing of a member loan, WebBank assigns the member loan to Daric without recourse to WebBank in exchange for the aggregate purchase price we have received from lender members who have committed to purchase the Notes dependent on payments to be received on such member loan plus any amounts of the member loan that we have determined to fund ourselves. WebBank has no obligation to purchasers of the Notes. See “About the Loan Platform — How the Daric Platform Operates — Purchasers of Notes and Loan Closings.”

About Daric

We were incorporated in Delaware in April 2011 under the name Daric Corporation.  Our principal executive offices are located at 234 Marshall Street, Redwood City, CA, and our telephone number is (650) 218-4287.  Our website address is www.daric.com. We plan to launch with an operational lending platform that will become effective as of the date of this prospectus.

The Offering

Issuer	Daric Corporation.

Notes offered	Member Payment Dependent Notes, issued in series, with each series of Notes related to one corresponding member loan.

Offering price	100% of principal amount of each Note.

Initial maturity date	Three years, four business days following issuance.

Final maturity date	120 days after the initial maturity date.

Extension election

Each Note will mature on the initial maturity date, unless any principal or interest payments in respect of the corresponding member loan remain due and payable to Daric upon the initial maturity date and the holder of the Note elects to extend the maturity of the Note to the final maturity date.

Interest rate	Each series of Notes will have a stated interest rate, which is the interest rate for the corresponding member loan.

Payments on the Notes

We will pay you principal and interest on any Note you purchase in an amount equal to your pro rata portion of the loan payments, if any, we receive on the corresponding member loan, net of our 1.00% service charge. We will also pay you any other amounts we receive on the Notes, including late fees and prepayments, subject to our 1.00% service charge, except that we will retain all unsuccessful payment fees, collection fees we or our third-party collection agency charge and any payments due to Daric on account of portions of the corresponding member loan, if any, funded by Daric in its capacity as a lender on the platform. We will make any payments on the Notes within four business days after we receive the payments from borrower members on the corresponding member loan. The Notes are not subject to any credit enhancement. See “About the Loan Platform — Description of the Notes” for more information.

Corresponding member loans to consumer borrowers

The proceeds from the sale of each series of Notes will be designated by the lender members who purchased the Notes of that series to fund a corresponding member loan originated through our platform to an individual consumer who is one of our borrower members. Each member loan originated through our platform is a three-year, fully amortizing consumer loan made by WebBank to an individual Daric borrower member. WebBank subsequently assigns the member loan to Daric without recourse to WebBank in exchange for the aggregate purchase price Daric has received from lender members who have committed to purchase Notes that are dependent on payments to be received on such corresponding member loan. Member loans have fixed interest rates that currently range between 6.00% and 25.00%. Member loans are repayable in monthly installments and are unsecured and unsubordinated. Member loans may be repaid at any time by our borrower members without prepayment penalty. In the case of a partial prepayment of a member loan, we automatically recalculate the amortization schedule over the remainder of the member loan’s three-year term, and the borrower member’s monthly payment on the loan is correspondingly reduced. See “About the Loan Platform” for more information.

Ranking

The Notes will not be contractually senior or contractually subordinated to any other indebtedness of Daric. The Notes will be unsecured special, limited obligations of Daric. Daric will be obligated to pay principal and interest on each Note in a series only if and to the extent that Daric receives payments from the borrower member on the corresponding member loan funded by the proceeds of that series, and such borrower member loan payments will be shared ratably among all Notes of the series after deduction of Daric’s service charge and any unsuccessful payment fees, collection fees or payments due to Daric on account of the portions of the member loan, if any, funded by Daric in its capacity as a lender on the platform. In the event of a bankruptcy or similar proceeding of Daric, the relative rights of the holder of a Note as compared to the holders of other unsecured indebtedness of Daric with respect to payment from the proceeds of the consumer loan corresponding to that Note or other assets of Daric may be uncertain. If Daric were to become subject to a bankruptcy or similar proceeding, the holder of a Note may have a general unsecured claim against Daric that is not limited in recovery to such borrower member loan payments, as described in more detail below. For a more detailed description of the possible implications if Daric were to become subject to a bankruptcy or similar proceeding, see “Risk Factors — If we were to become subject to a bankruptcy or similar proceeding.”

The Notes do not restrict Daric’s incurrence of other indebtedness or the grant or imposition of liens or security interests on the assets of Daric, including on the member loans corresponding to the Notes. To the extent that liens or security interests have been or are granted or imposed on assets of Daric, including on the member loans corresponding to the Notes, the Notes will rank effectively junior to the rights of the holders of such liens and security interests with respect to the assets encumbered by such liens and security interests.

Service charge

Prior to paying a holder of a Note any payments on the Note, we will deduct a service charge equal to 1.00% of any such payment amounts. See “About the Loan Platform — How the Daric Platform Operates — Post-Closing Loan Servicing and Collection” for more information.

Use of proceeds	We will use the proceeds of each series of Notes to fund the corresponding member loan through our platform. See “About the Loan Platform” for more information.

Electronic form and transferability

The Notes will be issued in electronic form only and will not be listed on any securities exchange. The Notes will not be transferable unless and until we are able to establish a resale platform for Notes. Although we are working to establish a resale platform, there can be no assurance we will be able to do so, or, if we are able to do so, when a resale platform would be available. Therefore, lender members must be prepared to hold their Notes to maturity. See “About the Loan Platform — Description of the Notes” for more information.

U.S. federal income tax consequences

Although the matter is not free from doubt, Daric intends to treat the Notes as indebtedness of Daric for U.S. federal income tax purposes. As a result of such treatment, the Notes will have original issue discount, or OID, for U.S. federal income tax purposes because payments on the Notes are dependent on payments on the corresponding member loan. Further, a holder of a Note will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such holder’s regular method of accounting. Prospective purchasers of the Notes should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Notes, including any possible differing treatments of the Notes. See “About the Loan Platform — Certain U.S. Federal Income Tax Considerations” for more information.

Questions and Answers

Q:	Who is Daric?

A:	Daric is an Internet-based peer to peer lending platform.

Q:	What is the Daric platform?

A:

Our platform allows qualified borrower members to obtain unsecured loans with lower interest rates than they could through credit cards or traditional banks. Our platform also provides our lender members with the opportunity to invest in notes that are dependent on borrower member loans with credit characteristics, interest rates and other terms the lender members find attractive. As a part of operating our lending platform, we verify the identity of members, obtain borrower members’ credit profiles from consumer reporting agencies, such as TransUnion, Experian or Equifax and screen borrower members for eligibility to participate in the platform. We also service the member loans on an ongoing basis.

Q:	What are our Member Payment Dependent Notes?

A:

Our lender members may buy Member Payment Dependent Notes issued by Daric. In this prospectus, we refer to our Member Payment Dependent Notes as the “Notes.” The proceeds of each series of Notes will be designated by the lender members who purchase the Notes of the series to fund a corresponding member loan originated through our platform to an individual consumer who is one of our borrower members. Each series of Notes will have a stated interest rate, which is the interest rate for the corresponding member loan. The principal and interest payments, if any, you will receive on any Note you purchase will be limited to an amount equal to your pro rata portion of the loan payments, if any, we receive on the corresponding member loan, net of our 1.00% service charge, any unsuccessful payment fees, collection fees and any payments due to Daric on account of portions of the corresponding member loan, if any, funded by Daric in its capacity as a lender on the platform. The service charge will reduce the effective yield on your Notes below their stated interest rate. The Notes are special, limited obligations of Daric only and not the borrower members. The Notes will be unsecured and do not represent an ownership interest in the corresponding member loans.

Q:	Who are our lender members?

A:

Our lender members are individuals and organizations that have the opportunity to buy our Notes. Lender members must register on our website. During lender registration, potential lender members must agree to a credit profile authorization statement for identification purposes and a tax withholding statement, and must enter into a note purchase agreement with Daric, which will govern all purchases of Notes the lender member makes.

Q:	What are the member loans?

A:

The member loans are unsecured obligations of individual borrower members with a fixed interest rate and three-year maturity. Each member loan is originated through our website, funded by WebBank at closing, and immediately assigned to Daric upon closing in exchange for the aggregate purchase price we have received from lender members who have committed to purchase the Notes dependent on payments to be received on such member loan. A member loan will be issued to a borrower member if the loan has received full funding commitments, or if the borrower chooses to accept partial funding of the loan after receiving partial funding commitments.

Q:	Do member lenders loan funds directly to borrower members?

A:

No.  Lender members do not make loans directly to our borrower members. Instead, lender members purchase Notes issued by Daric, the proceeds of which are designated by the lender members who purchased the Notes for a loan to an individual borrower member originated through the Daric platform.

Q:	What member loan amounts are available to borrowers on our platform?

A:	Currently, borrowers may request member loans in amounts ranging from $1,000 to $35,000. We plan to launch by issuing borrower loans in California, New York, Florida, Texas, and Illinois.

Q:	Who are our borrower members?

A:	Daric borrower members are individual consumers who have registered on our platform. All Daric borrower members:

• must be U.S. residents;

• must be at least 18 years old;

• must have valid email accounts;

• must satisfy our credit criteria (as described below);

• must have a U.S. social security number; and

• must have an account at a financial institution with a routing transit number.

Q:	Does Daric participate in the platform as a lender?

A:

From time to time, Daric may participate in the Daric platform as a lender. For example, during the time when our site was not open to new lender member commitments, borrower members could still apply for loans, which were funded and held only by Daric. Although we have no obligation to do so, we may fund portions of loan requests in the future.

Q:	How does Daric verify a borrower member’s identity?

A:

During borrower registration, we verify the identity of members by comparing supplied names, social security numbers, addresses and telephone numbers against the names, social security numbers, addresses and telephone numbers in the records of a consumer reporting agency, as well as other anti-fraud and identity verification databases. We also currently require each new borrower member to supply information about the member’s bank account.

Q:	What are the minimum credit criteria for borrower members?

A:

After we receive a loan request from a borrower member, we evaluate whether the prospective borrower member meets our credit criteria. Our borrower member credit criteria are designed to be consistent with WebBank’s loan underwriting requirements and require prospective borrower members to have:

• a minimum FICO score of 660 (as reported by a consumer reporting agency);

• a debt-to-income ratio (excluding mortgage) below 30%, as calculated by Daric based on (i) the borrower member’s debt reported by a consumer reporting agency; and (ii) the income reported by the borrower member, which we verify in approximately 25% of cases; and

• a credit profile (as reported by a consumer reporting agency) without any current delinquencies, recent bankruptcy, collections or open tax liens.

Q:	What are Daric loan grades?

A:

For borrower members that qualify, we assign one of 35 loan grades, from A1 through G5, to each loan request, based on the borrower member’s FICO score, debt-to-income ratio (calculated as described above) and requested loan amount. A higher credit score, lower debt-to-income ratio and lower requested loan amount are factors that lead to a loan request being more likely to be designated grade A1. See “About the Loan Platform — How the Daric Platform Operates — Interest Rates” for more information.

Q:	How do we set interest rates on member loans?

A:

Our interest rate working group sets the interest rates applicable to our loan grades. After a loan request’s loan grade has been determined, we assign an interest rate to the loan request. Interest rates currently range between 6.00% and 25.00%. We set the interests rates we assign to borrower loan grades in three steps. First, we determine Daric base rates. Second, we determine an assumed default rate that attempts to project loan default rates. Third, we use the assumed default rate to calculate an upward adjustment to the base rates, which we call the “Risk-based Rate Adjustment.” See “About the Loan Platform — How the Daric Platform Operates — Interest Rates.

Q:	Will Daric make payments on a Note if the corresponding member loan for the Note defaults?

A:

No.  If the member loan corresponding to your Note defaults and the borrower member does not pay Daric, Daric will not be obligated to make payments on your Note, and you will not receive any payments on your Note. We have no obligation to make any payments of principal or interest on a Note unless, and then only to the extent that, we receive payments in respect of the corresponding member loan, and after deduction of Daric’s service charge and any unsuccessful payment fees, collection fees or payments due to Daric on account of the portion of the member loan, if any, funded by Daric in its capacity as a lender on the platform. For an explanation of a possible bankruptcy exception to the limited nature of the obligations on the Notes, see “Risk Factors — If we were to become subject to a bankruptcy or similar proceeding.”

Q:	Are the Notes secured by any collateral?

A:

No.  The Notes are not secured by any collateral, including the corresponding member loans, and are not guaranteed or insured by any governmental agency or instrumentality or any third party. The Notes are not subject to any credit enhancement.

Q:	How do lenders members receive payments on the Notes?

A:

All payments on the Notes are processed through the Daric platform. If and when we make a payment on your Notes, the payment will be deposited in your Daric account. You may elect to have available balances in your Daric account transferred to your bank account at any time, subject to normal execution times for such transfers.

Q:	Can lender members collect on late payments themselves?

A:

No.  Lender members must depend on Daric or our third-party collection agents to pursue collection on delinquent member loans. If collection action must be taken in respect of a member loan, we or the collection agency will charge a collection fee of between 7% and 30% of any amounts that are obtained. These fees will correspondingly reduce the amounts of any payments you receive on the Notes.

Q:	What happens if a borrower member repays a member loan early?

A:

We allow borrower members to make extra payments on, or prepay, their member loans in part or entirely at any time without penalty. In the event of a prepayment of the entire remaining unpaid principal amount of a member loan on which your Notes are dependent, you will receive your share of such prepayment, net of our service charge, and interest will stop accruing after the date on which such prepayment is received by us. If a borrower member partially prepays a member loan, we will pay you your share of the prepayment amount we receive, net of our service charge, and we will make available to you a revised schedule of anticipated payments reflecting the lower outstanding principal balance and lower monthly payments of the corresponding member loan.

Q:	How does Daric make money from the platform?

A:

We earn revenue from the fees we charge our borrower members and lender members. We charge borrower members origination fees, which currently range from 0.75% to 3.00%. We charge lender members a service charge of 1.00% of all amounts paid by Daric to lender members with respect to each Note. To a lesser extent, we earn interest on member loans to the extent that we fund those member loans ourselves.

Q:	How are the Notes being offered?

A:

We are offering the Notes directly to our lender members only through our website for a purchase price of 100% of the principal amount of the Notes. We are not using any underwriters, and there will be no underwriting discounts.

Q:	Will I receive a certificate for my Notes?

A:

No.  The Notes are issued only in electronic form. This means that each Note will be stored on our website. You can view your Notes online and print copies for your records, by visiting your secure, password-protected webpage in the “My Account” section of our website.

Q:	How are the Notes treated for United States federal income tax purposes?

A:

Although the matter is not free from doubt, Daric intends to treat the Notes as indebtedness of Daric for U.S. federal income tax purposes. As a result of such treatment, the Notes will have original issue discount, or OID, for U.S. federal income tax purposes because payments on the Notes are dependent on payments on the corresponding member loan. Further, a holder of a Note will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such holder’s regular method of accounting. Prospective purchasers of the Notes should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Notes, including any possible differing treatments of the Notes. See “About the Loan Platform — Certain U.S. Federal Income Tax Considerations.”

Q:	Will the Notes be listed on an exchange?

A:	No. The Notes will not be listed on any securities exchange.

Q:	Will I be able to sell my Notes?

A:

The Notes will not be transferable unless and until we are able to establish a resale platform for Notes. Although we are working to establish a resale platform, there can be no assurance we will be able to do so, or, if we are able to do so, when a resale platform would be available. Therefore, lender members must be prepared to hold their Notes to maturity.

Q:	Are there any risks associated with an investment in Notes?

A:	Yes. The Notes are risky and speculative. Please see “Risk Factors.”

Risk Factors

Our Notes involve a high degree of risk. In deciding whether to purchase Notes, you should carefully consider the following risk factors. Any of the following risks could have a material adverse effect on the value of the Notes you purchase and could cause you to lose all or part of your initial purchase price or future principal and interest payments you expect to receive.

RISKS RELATING TO THE NOTES AND THE CORRESPONDING MEMBER LOANS ON WHICH THE NOTES ARE DEPENDENT

You may lose some or all of your initial purchase price for the Notes because the Notes are risky and speculative. Only lender members who can bear the loss of their entire purchase price should purchase our Notes.

The Notes are risky and speculative because payments on the Notes depend entirely on payments to Daric of unsecured consumer finance obligations of individual borrowers and contemporaneous payments on the Notes, which are special, limited obligations of Daric. Notes are suitable purchases only for lender members of adequate financial means. If you cannot afford to lose all of the money you plan to invest in Notes, you should not purchase Notes. You should not assume that a Note is appropriate for you just because it corresponds to a loan listed on the Daric platform or is presented as a choice by Portfolio Builder.

Payments on the Notes depend entirely on payments we receive in respect of corresponding member loans. If a borrower member fails to make any payments on the corresponding member loan related to your Note, you will not receive any payments on your Note.

We will only make payments on the Notes after we receive borrower members’ payments on corresponding member loans, net of our service charge and any unsuccessful payment fees, collection fees or payments due to Daric on account of portions of the corresponding member loan, if any, funded by Daric in its capacity as a lender on the platform. If we do not receive payments on the corresponding member loan related to your Note, you will not be entitled to any payments under the terms of the Notes, and you will not receive any payments. The failure of a borrower member to repay a loan is not an event of default under the terms of the Notes.

The Notes are special, limited obligations of Daric only and are not secured by any collateral or guaranteed or insured by any third party.

The Notes will not represent an obligation of borrower members or any other party except Daric, and are special, limited obligations of Daric. The Notes are not secured by any collateral and are not guaranteed or insured by any governmental agency or instrumentality or any third party.

Member loans are not secured by any collateral or guaranteed or insured by any third party, and you must rely on Daric and our designated third-party collection agency to pursue collection against any borrower member.

Member loans are unsecured obligations of borrower members. They are not secured by any collateral, not guaranteed by any third party, not insured by any third party and not backed by any governmental authority in any way. Daric and its designated third-party collection agency will therefore be limited in their ability to collect member loans.

Moreover, member loans are obligations of borrower members to Daric, not obligations to holders of Notes. Holders of Notes will have no recourse to borrower members and no ability to pursue borrower members to collect payments under member loans. Holders of Notes may look only to Daric for payment of the Notes, and Daric’s obligation to pay the Notes is limited as described in this prospectus. See “About the Platform — Description of the Notes.”

Borrower member credit information may be inaccurate or may not accurately reflect the borrower member’s creditworthiness, which may cause you to lose part or all of the purchase price you pay for a Note.

Daric obtains borrower member credit information from consumer reporting agencies, such as TransUnion, Experian or Equifax, and assigns loan requests one of 35 Daric loan grades, from A1 through G5 based on the reported credit score and other information reported by the consumer reporting agencies, self-reported borrower information and other metrics. See “About the Loan Platform — How the Daric Platform Operates — Minimum Credit Criteria and Underwriting.” A credit score or loan grade assigned to a borrower member may not reflect that borrower member’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate data, and Daric does not verify the information obtained from the borrower member’s credit report. Additionally, there is a risk that, following the date of the credit report that Daric obtains and reviews, a borrower member may have: become delinquent in the payment of an outstanding obligation; defaulted on a pre-existing debt obligation; taken on additional personal debt; or sustained other adverse financial events.

Moreover, lender members do not, and will not, have access to financial statements of borrower members, or to other detailed financial information about borrower members.

Information supplied by borrower members may be inaccurate.

Borrower members supply a variety of unverified information that is included in the borrower member loan listings on our website. We do not verify this information, and it may be inaccurate. For example, we do not verify a borrower member’s stated social affiliations (such as educational affiliations), home ownership status, job title, employer or tenure, and the information borrower members supply may be inaccurate. Borrower members may misrepresent their intentions for the use of loan proceeds. Unless we have indicated otherwise in a loan listing, we do not verify a borrower member’s stated income. For example, unlike most traditional banks, we do not verify borrower member paystubs, IRS Forms W-2, federal or state income tax returns, bank and savings account balances, retirement account balances, letters from employers, home ownership or rental records, car ownership records or any records related to past bankruptcy and legal proceedings. The identity of borrower members is not revealed to lender members, and lender members also have no ability to obtain or verify borrower member information. Potential lender members may only communicate with borrower members through Daric website postings, and then only on an anonymous and unverified basis. If you rely on misleading or unverified information supplied by borrower members in deciding to purchase Notes, you may lose part or all of the purchase price you pay for a Note. Consequently, lender members should not rely on unverified information provided by borrower members.

While we take precautions to prevent borrower member fraud, it is possible that fraud may occur and adversely affect your ability to receive the principal and interest payments that you expect to receive on those Notes.

We use identity and fraud checks with a third-party provider to verify each borrower member’s identity and credit history, as described in more detail in “About the Loan Platform — How the Daric Platform Operates — New Member Registration.” Notwithstanding our efforts, there is a risk that fraud may occur and remain undetected by us. While we will repurchase Notes in limited identity fraud circumstances involving the corresponding member loan, we are not otherwise obligated to repurchase a Note from you for any other reason. If Daric repurchases a Note based on identity fraud involving the corresponding member loan, you will only receive an amount equal to the outstanding principal balance of the Note. See “About the Loan Platform — How the Daric Platform Operates — Identity Fraud Reimbursement.”

Significant historical performance data about expected borrower member performance on Daric member loans is derived from publicly available statistics for the major peer-to-peer lending sites today. Default rates on the member loans may increase.

We are in the early stages of our development and our operating history will commence only upon launch. We have calculated significant historical performance data regarding borrower member performance on the member loans from publicly available data sets from existing peer-to-peer lending companies. The estimated default rates we use in calculating interest rates have not been developed from Daric loss histories but rather from existing peer-to-peer lending loss histories. Member loans originated through the Daric platform may default more often than these estimated default rates. As loan loss experience increases on the Daric platform, we may change how interest rates are set, and lender members who have purchased Notes prior to any such changes will not benefit from these changes.

Default rates on the member loans may increase as a result of economic conditions beyond our control and beyond the control of borrower members.

Member loan default rates may be significantly affected by economic downturns or general economic conditions beyond our control and beyond the control of individual borrower members. In particular, default rates on member loans on which the Notes are dependent may increase due to factors such as prevailing interest rates, the rate of unemployment, the level of consumer confidence, residential real estate values, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies and other factors.

If payments on the corresponding member loans relating to your Notes become more than 30 days overdue, it is likely you will not receive the full principal and interest payments that you expect to receive on your Notes due to collection fees, and you may not recover any of your original purchase price.

If the borrower member fails to make a required payment on a member loan within 30 days of the due date, Daric will pursue reasonable collection efforts in respect of the member loan. Referral of a delinquent member loan to a collection agency on the 31st day of its delinquency will be considered reasonable collection efforts. If we refer a loan to a collection agency, we will have no other obligation to attempt to collect on delinquent loans. We, or an outside collection agency acting on our behalf, will receive a percentage of any funds recovered after 31 days delinquency from a borrower member as a service fee before any principal or interest becomes payable to you from recovered amounts in respect of Notes related to the corresponding member loan. Collection fees range from 7% to 30% of recovered amounts.

Daric or the collection agency may not be able to recover some or all of the unpaid balance of a non-performing member loan, and a lender member who has purchased a Note dependent on the non-performing member loan will receive nothing or a small fraction of the unpaid principal and interest of the Note. You must rely on the collection efforts of Daric and the designated collection agency, and you are not permitted to attempt to collect payments on the member loans in any manner.

The member loans on which the Notes are dependent do not restrict borrower members from incurring additional unsecured or secured debt, nor do they require the borrower member’s debt-to-income ratio to remain fixed during the term of the member loan, which may impair your ability to receive the full principal and interest payments that you expect to receive on a Note.

If a borrower member incurs additional debt after obtaining a member loan through the Daric platform, the additional debt may impair the ability of that borrower member to make payments on the borrower’s member loan and your ability to receive the principal and interest payments that you expect to receive on Notes dependent on those loans. In addition, the additional debt may adversely affect the borrower member’s creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the borrower member. To the extent that the borrower member has or incurs other indebtedness and cannot pay all of its indebtedness, the borrower member may choose to make payments to creditors other than Daric.

The member loans are unsecured credit obligations of individual borrower members. To the extent borrower members incur other indebtedness that is secured, such as mortgage, home equity or auto loans, the ability of the secured creditors to exercise remedies against the assets of the borrower member may impair the borrower member’s ability to repay the member loan on which your Note is dependent. Borrower members may also choose to repay obligations under secured indebtedness before repaying member loans originated through the Daric platform because the borrower members have no collateral at risk in the case of the member loans. A lender member will not be made aware of any additional debt incurred by a borrower member, or whether such debt is secured.

The member loans do not contain any cross-default or similar provisions. If borrower members default on their debt obligations other than on the member loans, the ability to collect on member loans on which your Notes are dependent may be substantially impaired.

The member loans do not contain cross-default provisions. A cross-default provision makes a default under certain debt of a borrower member an automatic default on other debt of that borrower member. Because the member loans do not contain cross-default provisions, a borrower member’s loan will not be placed automatically in default upon that borrower member’s default on any of the borrower member’s other debt obligations, unless there are independent grounds for a default on the member loan. The member loans will not be referred to a third-party collection agency for collection because of a borrower member’s default on debt obligations other than the member loans. If a borrower member defaults on debt obligations owed to a third party and continues to satisfy payment obligations under the member loans, the third party may seize the borrower’s assets or pursue other legal action against the borrower member before the borrower member defaults on the member loans. Payments on Notes may be substantially reduced if the borrower member subsequently defaults on the member loans, and you may be unable to recoup any or all of your expected principal and interest payments on those Notes.

Borrower members may seek the protection of debtor relief under federal bankruptcy or state insolvency laws, which may result in the nonpayment of your Notes.

Borrower members may seek protection under federal bankruptcy law or similar laws. If a borrower member files for bankruptcy (or becomes the subject of an involuntary petition), a stay will go into effect that may automatically put any pending collection actions on hold and prevent further collection action absent bankruptcy court approval. If we receive notice that a borrower member has filed for protection under the federal bankruptcy laws, or has become the subject of an involuntary bankruptcy petition, we will put the borrower member’s loan account into “bankruptcy status.” When we put a member loan into bankruptcy status, we cease making automatic monthly payments and do not undertake collection activity without bankruptcy court approval. Whether any payment will ultimately be made or received on a member loan after a bankruptcy status is declared depends on the borrower member’s particular financial situation. It is possible that the borrower member’s personal liability on the member loan will be discharged in bankruptcy. In most cases involving the bankruptcy of a borrower member, unsecured creditors, including Daric as holder of the member loans, will receive only a fraction of any amount outstanding on their member loans, if anything. See “About the Loan Platform — How the Daric Platform Operates — Post-Closing Loan Servicing and Collection.”

Federal law entitles borrower members who enter active military service to an interest rate cap and certain other rights that may inhibit the ability to collect on loans and reduce the amount of interest paid on the corresponding Notes.

Federal law provides borrower members on active military service with rights that may delay or impair our ability to collect on a borrower member loan corresponding to your Note. The Servicemembers Civil Relief Act requires that the interest rate on preexisting debts, such as member loans, be set at no more than 6% while the qualified servicemember or reservist is on active duty. A holder of a Note that is dependent on such a member loan will not receive the difference between 6% and the original stated interest rate for the member loan during any such period. This law also permits courts to stay proceedings and execution of judgments against servicemembers and reservists on active duty, which may delay recovery on any member loans in default, and, accordingly, payments on Notes that are dependent on these member loans.

The death of a borrower member may substantially impair your ability to recoup the full purchase price of Notes that are dependent on the member loans to that borrower member or to receive the interest payments that you expect to receive on the Notes.

All borrower members are individuals. If a borrower member with outstanding obligations under a member loan dies while the member loan is outstanding, generally, we will seek to work with the executor of the estate of the borrower member to obtain repayment of the member loan. However, the borrower member’s estate may not contain sufficient assets to repay the member loan on which your Note is dependent. In addition, if a borrower member dies near the end of the term of a member loan, it is unlikely that any further payments will be made on the Notes corresponding to such member loan, because the time required for the probate of the estate may extend beyond the initial maturity date and the final maturity date of the Notes.

The Daric platform allows a borrower member to prepay a member loan at any time without penalty. Borrower member loan prepayments will extinguish or limit your ability to receive additional interest payments on a Note.

Borrower member loan prepayment occurs when a borrower member decides to pay some or all of the principal amount on a member loan earlier than originally scheduled. A borrower member may decide to prepay all or a portion of the remaining principal amount at any time without penalty. In the event of a prepayment of the entire remaining unpaid principal amount of a member loan on which your Notes are dependent, you will receive your share of such prepayment but further interest will not accrue after the date on which the payment is made. If a borrower member prepays a portion of the remaining unpaid principal balance on a member loan on which your Notes are dependent, the term of the member loan will not change, but interest will cease to accrue on the prepaid portion and future monthly payment amounts, including interest amounts, will be reduced. If a borrower member prepays a member loan in full or in part, you will not receive all of the interest payments that you originally expected to receive on Notes that are dependent on that member loan, and you may not be able to find a similar rate of return on another investment at the time at which the member loan is prepaid. See “About the Loan Platform — Description of the Notes — Prepayments.”

Prevailing interest rates may change during the terms of the member loans on which your Notes are dependent. If this occurs, you may receive less value from your purchase of the Notes in comparison to other ways you may invest your money. Additionally, borrower members may prepay their member loans due to changes in interest rates, and you may not be able to redeploy the amounts you receive from prepayments in a way that offers you the return you expected to receive from the Notes.

The member loans on which the Notes are dependent have a term of three years and bear fixed, not floating, rates of interest. If prevailing interest rates increase, the interest rates on Notes you purchase might be less than the rate of return you could earn if you invested your purchase price in a different investment.

While you may still receive a return on your purchase price for the Notes through the receipt of amounts equal to the interest portion of a borrower member’s payments on the member loan, if prevailing interest rates exceed the rate of interest payable on the member loan, the payments you receive during the term of the Note may not reflect the full opportunity cost to you when you take into account factors such as the time value of money.

There is no prepayment penalty for borrower members who prepay their member loans. If prevailing interest rates on consumer loans decrease, borrower members may choose to prepay their member loans with money they borrow from other sources or other resources, and you may not receive the interest payments on Notes dependent on those member loans that you expect to receive or be able to find an alternative use of your money to realize a similar rate of return at the time at which the Note is prepaid.

If you do not diversify your Note purchases by buying Notes dependent on the member loans of multiple borrower members, you will increase your risk of losses on the Notes.

Member loans originated through the Daric platform have a wide range of credit grades, and we expect that some borrower members will default on their member loans. If you decide to invest an amount of money in our Notes and have selected the credit grades of loans corresponding to Notes that you wish to invest in, it will be desirable to use the amount of money you have chosen to invest to purchase Notes dependent on member loans of a number of different borrower members. Failing to diversify your investment increases the risk of losing your entire investment due to a single borrower member’s default, or a small number of borrower member defaults. Diversification, however, will not eliminate the risk that you may lose some, or all, of the expected principal and interest payments on your Notes.

The interest rate on lender member funds placed in a Daric lender member account is less than the interest rate on member loans on which the Notes are dependent.

Your Daric lender member account represents an interest in a pooled bank account. The interest earned on funds, if any, placed in your Daric account, either pending investment in a Note or following receipt of payment on a Note, will be substantially lower than the stated interest rate on the Notes. For a description of Daric member accounts, see “About the Loan Platform — How the Daric Platform Operates — Loan Funding and Treatment of Lender Member Balances.”

The Notes will not be listed on any securities exchange, are not presently transferable and must be held only by Daric lender members. You should expect to hold the Notes you purchase until they mature.

The Notes will not be listed on any securities exchange. Also, until such time as we are able to establish a resale platform, the Notes are not transferable. All Notes must be held by Daric lender members, and currently there is no resale platform for Notes. Unless and until we develop a resale platform, lender members should expect to hold their Notes to maturity. See “About the Loan Platform — Description of the Notes — Restrictions on Transfer” for more information about transferability and the development of a resale platform.

The U.S. federal income tax consequences of an investment in the Notes is uncertain.

No authority directly addresses the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. Although the matter is not free from doubt, Daric intends to treat the Notes as indebtedness of Daric for U.S. federal income tax purposes. As a result of such treatment, the Notes will have original issue discount, or OID, for U.S. federal income tax purposes because payments on the Notes are dependent on payments on the corresponding member loan. Further, a holder of a Note will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such holder’s regular method of accounting. This characterization is not binding on the IRS, and the IRS may take contrary positions. Any differing treatment of the Notes could significantly affect the amount, timing and character of income, gain or loss in respect of an investment in the Notes. Accordingly, all prospective purchasers of the Notes are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Notes (including any possible differing treatments of the Notes). For a discussion of the U.S. federal income tax consequences of an investment in the Notes, see “About the Loan Platform — Certain U.S. Federal Income Tax Considerations.”

RISKS RELATED TO Daric AND THE Daric PLATFORM

We have a limited operating history. As an online company in the early stages of development, we face increased risks, uncertainties, expenses and difficulties.

If we are successful, the number of borrower members and lender members and the volume of member loans originated through the Daric platform will increase, which will require us to increase our facilities, personnel and infrastructure in order to accommodate the greater servicing obligations and demands on the Daric platform. The Daric platform is dependent upon our website in order to maintain current listings and transactions in the member loans and Notes. We must constantly add new hardware and update our software and website, expand our customer support services and add new employees to maintain the operations of the Daric platform, as well as to satisfy our servicing obligations on the member loans and make payments on the Notes. If we are unable to launch successfully and increase the capacity of the Daric platform and maintain the necessary infrastructure, you may experience delays in receipt of payments on your Notes and periodic downtime of our systems.

If we are unable to increase transaction volumes, our business and results of operations will be affected adversely.

To succeed, we must increase transaction volumes on the Daric platform by attracting a large number of borrower members and lender members in a cost-effective manner, many of whom have not previously participated in peer to peer lending. We have experienced a high number of inquiries from potential borrower members who do not meet our criteria for submitting a member loan request. We may experience a larger number of borrower member funding requests than lender member purchase commitments, and our ability to obtain funds to help address this shortfall may be subject to broader developments in the credit markets. If we are not able to attract qualified borrower members and sufficient lender member purchase commitments, we will not be able to increase our transaction volumes. Additionally, we rely on a variety of methods to drive traffic to our website. If we are unable to use any of our current or future marketing initiatives or the cost of these initiatives were to significantly increase, we may not be able to attract new members in a cost-effective manner and, as a result, our revenue and results of operations would be affected adversely, which may impair our ability to maintain the Daric platform.

We will need to raise substantial additional capital to fund our operations, and if we fail to obtain additional funding, we may be unable to continue operations.

At this early stage in our development, we have funded substantially all of our operations with proceeds from angel investor capital financings and private placements. In order to continue the development of the Daric platform, we will require substantial additional funds. To meet our financing requirements in the future and post-launch, we may need to raise funds through equity offerings, debt financings or strategic alliances. Raising additional funds may involve agreements or covenants that restrict our business activities and options. Additional funding may not be available to us on favorable terms, or at all.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The consumer lending market is competitive and rapidly changing. With the introduction of new technologies and the influx of new entrants, we expect competition to persist and intensify in the future, which could harm our ability to increase volume on the Daric platform.

Our principal competitors include major banking institutions, credit unions, credit card issuers and other consumer finance companies, as well as other peer to peer lending platforms, including Prosper Marketplace, Virgin Money, Daric, and Zopa. Competition could result in reduced volumes, reduced fees or the failure of our peer to peer lending platform to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we may experience new competition from more established Internet companies, such as eBay Inc., Google Inc. or Yahoo! Inc., possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the peer to peer lending business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. Our industry is driven by constant innovation. If we are unable to compete with such companies and meet the need for innovation, the demand for our platform could stagnate or substantially decline.

If we fail to promote and maintain our brand in a cost-effective manner, we may lose market share and our revenue may decrease.

We believe that developing and maintaining awareness of the Daric brand in a cost-effective manner is critical to achieving widespread acceptance of peer to peer lending through Daric and attracting new members. Furthermore, we believe that the importance of brand recognition will increase as competition in the peer to peer lending industry increases. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and the member experience on the Daric platform.

Our arrangements for backup servicing are limited. If we fail to maintain operations, you may experience a delay, increased cost or nonpayment in respect of your expected principal and interest payments on your Notes, and we may be unable to collect and process repayments from borrower members.

We have made arrangements for only limited backup servicing. If our platform were to fail or we became insolvent, we would attempt to transfer our member loan servicing obligations to a third party back-up servicer. There can be no assurance that a back-up servicer will be willing or able to adequately perform the servicing of the outstanding member loans. If a back-up servicer assumes the servicing of the member loans, the back-up servicer would be expected to impose additional servicing fees, reducing the amounts available for payments on the Notes. Additionally, transferring these servicing obligations to our back-up servicer may result in delays in the processing and recovery of information with respect to amounts owed on the member loans or, if the Daric platform becomes inoperable, may prevent us from servicing the member loans and making principal and interest payments on the Notes. If our back-up servicer is not able to service the member loans effectively, lender members’ ability to receive principal and interest payments on their Notes may be substantially impaired.

If we were to become subject to a bankruptcy or similar proceeding, the rights of the holders of the Notes would be uncertain, and payments on the Notes may be limited and suspended or stopped. The recovery of a holder on a Note may be substantially delayed and substantially less than the principal and interest due and to become due on the Note. Even funds held by Daric in trust for the holders of Notes may potentially be at risk.

If Daric were to become subject to a bankruptcy or similar proceeding, there may be consequences with respect to your Notes, including (without limitation) the following:

Generally.  If Daric were to become subject to a bankruptcy or similar proceeding, the recovery, if any, of a holder of a Note, if any, may be substantially delayed in time and may be substantially less in amount than the principal and interest due and to become due on the Note.

Delay in Borrower Member Payments.  Borrower members may delay payments to Daric on account of member loans because of the uncertainties occasioned by a bankruptcy or similar proceeding of Daric, even if the borrower members have no legal right to do so, and such delay would reduce, at least for a time, the funds that might otherwise be available to pay the Notes corresponding to those member loans.

Delay in Payments on Notes.  The commencement of the bankruptcy or similar proceeding may, as a matter of law, prevent Daric from making regular payments on the Notes, even if the funds to make such payments are available. Because a bankruptcy or similar proceeding may take months or years to complete, the suspension of payment may effectively reduce the value of any recovery that a holder of a Note may receive (and no such recovery can be assured) by the time any recovery is available.

Cessation of Interest Accrual.  The bankruptcy or similar proceeding may stop the accrual of interest on the Notes during the proceeding. If the holder of a Note receives a recovery on the Note (and no such recovery can be assured), any such recovery may be based on, and limited to, the claim of the holder of the Note for principal and for interest accrued up to the date of the bankruptcy or similar proceeding, but not thereafter. Because a bankruptcy or similar proceeding may take months or years to complete, a claim based on principal and on interest only up to the start of the bankruptcy or similar proceeding may be substantially less than a claim based on principal and on interest through the end of the bankruptcy or similar proceeding.

Uncertainty Regarding Whether a Holder of a Note Has Any Priority Right to Payment from Corresponding Member Loan.  In a bankruptcy or similar proceeding of Daric, it is possible that a Note could be deemed to have a priority or exclusive right of payment from some or all proceeds of the corresponding member loan, in which case the holder of the Note may not be required to share such proceeds of the corresponding member loan with other creditors of Daric. Alternatively, to the extent that no such priority or exclusive right were deemed to exist, the holder of a Note may be required to share the proceeds of the corresponding member loan with Daric’s other creditors. If such sharing of proceeds is deemed appropriate, those proceeds that are either held by Daric in the clearing account at the time of the bankruptcy or similar proceeding of Daric, or not yet received by Daric from borrower members at the time of the commencement of the bankruptcy or similar proceeding, may be at greater risk than those proceeds that are already held by Daric in the ITF account at the time of the bankruptcy or similar proceeding. To the extent that proceeds of the corresponding member loan would be shared with other creditors of Daric, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before any distribution is made to you on your Note. For a more detailed description of the clearing account and the ITF account, see “How the Daric Platform Operates — Post-Closing Loan Servicing and Collection.”

Uncertainty Regarding Whether a Holder of a Note Has Any Right of Payment from Other Assets of Daric.  In a bankruptcy or similar proceeding of Daric, it is possible that a Note could be deemed to have a right of payment only from proceeds of the corresponding member loan and not from any other assets of Daric, in which case the holder of the Note may not be entitled to share the proceeds of such other assets of Daric with other creditors of Daric, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the member loan corresponding to the Note. Alternatively, it is possible that a Note could be deemed to have a right of payment from both the member loan corresponding to the Note and from some or all other assets of Daric, for example, based upon the automatic acceleration of the principal obligations on the Notes upon the commencement of a bankruptcy or similar proceeding, in which case the holder of the Note may be entitled to share the proceeds of such other assets of Daric with other creditors of Daric, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the member loan corresponding to the Note. See “Description of the Notes — Events of Default.” To the extent that proceeds of such other assets would be shared with other creditors of Daric, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before any distribution is made to you on your Note.

Uncertainty Regarding Rights of a Holder of a Note to Payment from Funds in Clearing Account.  If a borrower member has paid Daric on a member loan corresponding to a Note before a bankruptcy or similar proceeding of Daric is commenced, and those funds are held in the clearing account and have not been used by Daric to make payments on the Note as of the date the bankruptcy or similar proceeding is commenced, there can be no assurance that Daric will or will be able to use such funds to make payments on the Note. Other creditors of Daric may be deemed to have rights to such funds that are equal to or greater than the rights of the holder of the Note. For a more detailed description of the clearing account, see “How the Daric Platform Operates — Post-Closing Loan Servicing and Collection.”

Uncertainty Regarding Rights of a Holder of a Note to Payment from Funds in ITF Account.  If a borrower has paid Daric on a member loan corresponding to a Note before a bankruptcy or similar proceeding of Daric is commenced, and those funds have been used by Daric to make payments on the Note prior to the date the bankruptcy or similar proceeding is commenced, but the payments on the Note continue to be held by Daric in an ITF account, there can be no assurance that the holder of the Note will have immediate access to the funds constituting the payment or that the funds constituting the payment will ultimately be released to the holder of the Note. For a more detailed description of the ITF account, see “How the Daric Platform Operates — Post-Closing Loan Servicing and Collection.”

Uncertain Rights of a Holder of a Note to Return of Purchase Price if Member Loan Not Funded.  If the purchase price of a Note is paid to Daric and a bankruptcy or similar proceeding of Daric is commenced, the holder of the Note may not be able to obtain a return of the funds constituting the purchase price, even if the member loan corresponding to the Note has not been funded as of the date that the bankruptcy or similar proceeding is commenced and even if the funds are held by Daric in a ITF account. For a more detailed description of the funding of member loans, see “How the Daric Platform Operates — Purchases of Notes and Loan Closings.”

Repurchase Obligations.  In a bankruptcy or similar proceeding of Daric, any right of a holder of Note to require Daric to repurchase the Note as a result of a confirmed identity fraud incident may not be specifically enforced, and such holder’s claim for such repurchase may be treated as a special, limited unsecured obligation of Daric or a general unsecured obligation of Daric as described and subject to the limitations in this “Risks Related to Daric and the Daric Platform — If we were to become subject to a bankruptcy or similar proceeding” section. See “Description of the Notes — Mandatory Redemption,” for further information on the repurchase obligation of Daric upon a confirmed identity fraud incident.

Back-Up Servicing.  In a bankruptcy or similar proceeding of Daric, our ability to transfer servicing obligations to our back-up servicer may be limited and subject to the approval of the bankruptcy court or other presiding authority. The bankruptcy process may delay or prevent the implementation of back-up servicing, which may impair the collection of member loans to the detriment of the Notes.

We rely on third-party banks to disburse member loan proceeds and process member loan payments, and we rely on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the member loans on which the Notes are dependent may be adversely affected.

We rely on a third-party bank to disburse member loan amounts. Additionally, because we are not a bank, we cannot belong to and directly access the Automated Clearing House (“ACH”) payment network, and we must rely on an FDIC-insured depository institution to process our transactions, including loan payments and remittances to our Noteholders. We currently use Wells Fargo Bank, N.A. for these purposes. Under the ACH rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. We also rely on computer hardware purchased and software licensed from third parties to operate our platform, including payment processing software licensed from BankServ. This hardware and software may not continue to be available on commercially reasonable terms, or at all. If we cannot continue to obtain these services, or if we cannot transition to another service provider quickly, our ability to process payments and operate the Daric platform could suffer, and your receipt of payments on the Notes could be delayed or impaired.

If the security of our members’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen, our reputation may be harmed, and we may be exposed to liability.

Our platform stores our borrower members and lender members’ bank information and other personally-identifiable sensitive data. Any accidental or willful security breaches or other unauthorized access could cause your secure information to be stolen and used for criminal purposes. Security breaches or unauthorized access to secure information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party or disaffected employee obtains unauthorized access to any of our members’ data, our relationships with our members will be severely damaged, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our members to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose members.

Our ability to service the member loans or maintain accurate accounts may be adversely affected by computer viruses, physical or electronic break-ins and similar disruptions.

The highly-automated nature of the Daric platform may make it an attractive target and potentially vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. If a computer hacker were able to infiltrate the Daric platform, you would be subject to an increased risk of fraud or borrower identity theft, and you may not receive the principal or interest payments that you expect to receive on any Notes you were fraudulently induced to purchase. Hackers might also disrupt the accurate processing and posting of payments to accounts such as yours on the platform, or cause the destruction of data and thereby undermine your rights to repayment of the Notes you have purchased. While we have taken steps to prevent hackers from accessing the Daric platform, if we are unable to prevent hacker access, your ability to receive the principal and interest payments that you expect to receive on Notes you purchase and our ability to fulfill our servicing obligations and to maintain the Daric platform would be adversely affected.

Any significant disruption in service on our website or in our computer systems could reduce the attractiveness of our platform and result in a loss of members.

If a catastrophic event resulted in a platform outage and physical data loss, our ability to perform our servicing obligations would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, level of customer service, reputation and ability to attract new members and retain existing members. Our system hardware is hosted on Amazon Web Services' EC2 instance in Northern Virginia, currently owned and operated by Amazon, Inc. We also maintain a real time backup system located in a separate Ubuntu cluster on Amazon EC2. Amazon does not guarantee that our members’ access to our website will be uninterrupted, error-free or secure. Our operations depend on Amazon’s ability to protect their and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If our arrangement with Amazon is terminated, or there is a lapse of service or damage to Amazon facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in our service, whether as a result of Amazon or other third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our members and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage at a Amazon facility. These factors could prevent us from processing or posting payments on the member loans or the Notes, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause members to abandon the Daric platform, any of which could adversely affect our business, financial condition and results of operations.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled technical and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve Daric members could diminish, resulting in a material adverse effect on our business.

Our growth could strain our personnel resources and infrastructure, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

Our growth in headcount and operations since our inception has placed, and will continue to place, to the extent that we are able to sustain such growth, a significant strain on our management and our administrative, operational and financial reporting infrastructure.

Our success will depend in part on the ability of our senior management to manage the growth we achieve effectively. To do so, we must continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational and financial controls and update our reporting procedures and systems. The addition of new employees and the system development that we anticipate will be necessary to manage our growth will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued contributions of our executive officers and other key technical personnel, each of whom would be difficult to replace. In particular, Greg Ryan, our Chief Executive Officer, and Vasant Ramachandran, our Chief Technology Officer, are critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Mr. Ryan, Mr. Ramachandran or other executive officers or key personnel and the process to replace any of our key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

It may be difficult and costly to protect our intellectual property rights, and we may not be able to ensure their protection.

Our ability to maintain the Daric platform and arrange member loans depends, in part, upon our proprietary technology. We may not protect our proprietary technology effectively, however, which would allow competitors to duplicate our products and adversely affect our ability to compete with them. A third party may attempt to reverse engineer or otherwise obtain and use our proprietary technology without our consent. In addition, the Daric platform may infringe upon claims of third-party patents, and we may face intellectual property challenges from such other parties. We may not be successful in defending against any such challenges or in obtaining licenses to avoid or resolve any intellectual property disputes. Furthermore, our technology may become obsolete, and there is no guarantee that we will be able to successfully develop, obtain or use new technologies to adapt the Daric platform to compete with other person-to-person lending platforms as they develop. If we cannot protect our proprietary technology from intellectual property challenges, or if the platform becomes obsolete, our ability to maintain the platform, arrange member loans or perform our servicing obligations on the member loans could be adversely affected.

Purchasers of Notes will have no control over Daric and will not be able to influence Daric corporate matters.

We are not offering any equity in this offering. Purchasers of Notes offered through the Daric platform will have no equity interest in Daric and no ability to vote on or influence Daric corporate decisions. As a result, our stockholders will continue to exercise 100% voting control over all Daric corporate matters, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or its assets.

RISKS RELATING TO COMPLIANCE AND REGULATION

The Daric platform is a novel approach to borrowing that may fail to comply with borrower protection laws such as state usury laws, other interest rate limitations or federal and state consumer protection laws such as the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act and the Fair Debt Collection Practices Act and their state counterparts. Borrower members may make counterclaims regarding the enforceability of their obligations after collection actions have commenced, or otherwise seek damages under these laws. Compliance with such regimes is also costly and burdensome.

The Daric platform operates a novel program that must comply with regulatory regimes applicable to all consumer credit transactions. The novelty or our platform means compliance with various aspect of such laws is untested. Certain state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the member loans. Our platform is also subject to other federal and state laws, such as: the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, and similar state laws, which require certain disclosures to borrower members regarding the terms of their member loans; the federal Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the federal Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower member’s credit history; andthe federal Fair Debt Collection Practices Act and similar state debt collection laws, which regulate debt collection practices by “debt collectors” and prohibit debt collectors from engaging in certain practices in collecting, and attempting to collect, outstanding consumer loans.

Compliance with these requirements is also costly, time-consuming and limits our operational flexibility. See “About Daric — Government Regulation” for more information regarding governmental regulation of the Daric platform.

Noncompliance with laws and regulations may impair our ability to arrange or service member loans.

Generally, failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the principal amount of or interest on the member loans on which the Notes are dependent and, in addition, could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business and ability to maintain the Daric platform and may result in borrower members rescinding their member loans.

Where applicable, we seek to comply with state small loan, loan broker, servicing and similar statutes. We launch with services in California, Texas, New York, Florida, and Illinois. In all other U.S. jurisdictions with licensing or other requirements we believe may be applicable to make loans, we have obtained any necessary licenses or comply with the relevant requirements. Nevertheless, if we are found to not comply with applicable laws, we could lose one or more of our licenses or authorizations or face other sanctions, which may have an adverse effect on our ability to continue to arrange member loans through the platform, perform our servicing obligations or make the Daric platform available to borrower members in particular states, which may impair your ability to receive the payments of principal and interest on your Notes that you expect to receive. See “About Daric — Government Regulation” for more information regarding governmental regulation of the Daric platform.

We rely on our agreement with WebBank to lend to qualified borrower members on a uniform basis throughout the United States. If our relationship with WebBank were to end, we may need to rely on individual state lending licenses to arrange member loans.

Borrower member loan requests take the form of an application to WebBank, which cooperates with us to lend to qualified Daric borrower members and allows our platform to be available to borrowers on a uniform basis in our states of operation. If our relationship with WebBank were to end, we may need to rely on individual state lending licenses to arrange member loans. Because we do not currently possess state lending licenses in every U.S. state, we may be required to discontinue lending or limit the rates of interest charged on member loans in some states. We may face increased costs and compliance burdens if our agreement with WebBank terminated.

Several lawsuits have sought to recharacterize certain loan marketers and other originators as lenders. If litigation on similar theories were successful against us, member loans originated through the Daric platform could be subject to state consumer protection laws in a greater number of states.

Several lawsuits have brought under scrutiny the association between high-interest “payday loan” marketers and out-of-state banks. These lawsuits assert that payday loan marketers use out-of-state lenders in order to evade the consumer protection laws imposed by the states where they do business. Such litigation has sought, successfully in some instances, to recharacterize the loan marketer as the lender for purposes of state consumer protection law restrictions. Similar civil actions have been brought in the context of gift cards. We believe that our activities are distinguishable from the activities involved in these cases.

Additional state consumer protection laws would be applicable to the member loans originated through the Daric platform if we were recharacterized as a lender, and the member loans could be voidable or unenforceable. In addition, we could be subject to claims by borrower members, as well as enforcement actions by regulators. Even if we were not required to cease doing business with residents of certain states or to change our business practices to comply with applicable laws and regulations, we could be required to register or obtain licenses or regulatory approvals that could impose a substantial cost on us. To date, no actions have been taken or threatened against us on the theory that we have engaged in unauthorized lending. However, such actions could have a material adverse effect on our business.

As Internet commerce develops, federal and state governments may draft and propose new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to peer to peer lending. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our members in the form of increased fees. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of consumer lending, which would adversely affect the viability of the Daric platform.

Our legal compliance burdens and costs will significantly increase as a result of operating as a public company following the date of this prospectus. Our management will be required to devote substantial time to compliance matters.

After the date of this prospectus, we will become a public company and will incur significant legal, accounting and other expenses that we did not incur as a private company. Our management and other personnel will need to devote a substantial amount of time to public company compliance requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations may make it more expensive for us to obtain director and officer liability insurance coverage and more difficult for us to attract and retain qualified persons to serve as directors or executive officers.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, for the year ending March 31, 2015, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. In order to comply with Section 404, we may incur substantial accounting expense, expend significant management time on compliance-related issues, and hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus regarding Daric borrowers, credit scoring, FICO scores, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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the status of borrower members, the ability of borrower members to repay member loans and the plans of borrower members;

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expected rates of return and interest rates;

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the attractiveness of our lending platform;

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our financial performance;

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our ability to retain and hire necessary employees and appropriately staff our operations;

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regulatory developments;

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our intellectual property; and

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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from forward-looking statements contained in this prospectus. Forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

 ABOUT THE LOAN PLATFORM

Overview

Daric is a pre-launch Internet-based peer to peer lending platform that enables its borrower members to borrow money and its lender members to purchase Member Payment Dependent Notes, the proceeds of which fund loans made to individual borrower members. We operate in the space known as “peer to peer lending" and plan to launch to the public upon registration with this prospectus. All member loans originated through the Daric platform are unsecured and have three or five year-terms.

We aim to operate our platform at low cost to offer interest rates to our borrower members lower than the rates they could obtain through credit cards or traditional banks and to offer interest rates to lender members on Notes that lender members find attractive. Our lending platform operates online only. Our registration, processing and payment systems are automated and electronic. We encourage the use of electronic payments as the preferred means to disburse member loan proceeds and remit cash payments on outstanding member loans. We have no physical branches, no deposit-taking and interest payment activities and extremely limited loan underwriting activities.

We generate revenue by charging borrower members loan origination fees and by charging lender members ongoing servicing charges relating to the Notes they have purchased. We have positioned ourselves in the peer to peer lending market as a platform for higher quality borrowers. To borrow on our platform, borrower members must have a minimum FICO score of 660, a debt-to-income ratio (excluding mortgage) below 30% and no current delinquencies, recent bankruptcies, collections or open tax liens. A borrower member’s debt-to-income ratio is calculated by Daric based on (i) the debt (excluding mortgage) reported by a consumer reporting agency; and (ii) the income reported by the borrower member. As described below, we verify a borrower member’s income in approximately 25% of cases. See “About the Loan Platform — How the Daric Platform Operates — Minimum Credit Criteria and Underwriting” below, where the concepts of FICO, debt-to-income ratio, delinquency, recent bankruptcy, collections and open tax liens are discussed in detail. Daric preserves the anonymity of our borrower and lender members, in that lender members and borrower members do not know, and are not permitted to obtain, each other’s actual names and addresses. Daric members conduct transactions using Daric screen names.

We plan to offer member loans through our platform to borrower members throughout the United States, and we will commence lending in California, Texas, Florida, New York, and Illinois. Because we collect small fees from thousands of members, no single borrower member or lender member will account for more than 0.1 % of projected revenue.

Borrower members who use our platform must identify their intended use of member loan proceeds in their initial loan request. As of May 31, 2013, among funded member loans on existing peer-to-peer lending websites' publicly available data, borrower members identified their intended use of loan proceeds as follows:

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refinancing high-interest credit card debt (approximately 50%);

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one-time events, such as weddings, home improvements or medical expenses (approximately 35%); and

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financing their home-based or small businesses (approximately 15%).

We do not verify or monitor a borrower member’s actual use of funds following the funding of a member loan. Effective as of the date of this prospectus, we will monitor borrower member’s stated plans for the use of loan proceeds and will not permit loan requests to be posted where the purpose is to finance a home-based or small business.

We will attract members to our website, www.Daric.com, through a variety of sources. We will drive traffic through referrals from other parties (which include online communities, social networks and marketers), through search engine results and through online and offline advertising. We are not dependent on any one source of traffic to our website.

The Online peer to peer lending Industry

Online peer to peer lending is a new approach to consumer finance. peer to peer lending uses an Internet-based network to connect borrower and lender members. The provider of the lending platform generally provides transactional services for the online network, including screening borrowers and facilitating payments. A peer to peer lending platform allows borrower and lender members to connect with each other using a combination of financial and social criteria. Online peer to peer lending also entails significantly lower operating costs compared to traditional banking and commercial finance institutions because there are no physical branches and related infrastructure, no deposit-taking and interest payment activities and extremely limited loan underwriting activities. We believe that the interest rates offered to our borrower members through the Daric platform are better than the rates those borrower members would pay on outstanding credit card balances or an unsecured loan from a bank, if they were able to obtain such a loan.

As an early participant in the development of online peer to peer lending, Daric views consumer finance delivered through an online social platform as an important new market opportunity. Key drivers of peer to peer lending include the following:

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the possibility of lower interest rates for borrower members;

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the possibility of attractive interest rates for lender members;

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the possibility for all members to help each other by participating in the platform to their mutual benefit;

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tightening consumer credit markets, particularly among traditional banking institutions

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growing acceptance of the Internet as an efficient and convenient forum for consumer transactions.

How the Daric Platform Operates

New Member Registration

The first step in using our platform is new member registration. New members first register as general Daric members. During registration, members establish online member screen names. New members must agree to the terms and conditions of the Daric website, including agreeing to conduct transactions and receive disclosures and other communications electronically. Next, new members have the opportunity to register as borrower members or lender members. Members may also choose to register as both borrowers and lenders. All Daric borrower members:

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must be U.S. citizens or permanent residents;

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must be at least 18 years old;

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must have valid email accounts;

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must have U.S. social security numbers; and

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must have an account at a financial institution with a routing transit number.

During borrower and lender registration, we verify the identity of members by comparing supplied names, social security numbers, addresses and telephone numbers against the names, social security numbers, addresses and telephone numbers in the records of a consumer reporting agency, as well as other anti-fraud and identity verification databases. We also currently require each new member to supply information about the member’s bank account including routing numbers, after which we transfer a few cents from the bank account into the member’s newly created Daric sub-account to verify that the bank account belongs to the member. Members must then sign in to Daric and verify their bank accounts based on the amounts transferred.

During lender registration, potential lender members must agree to a credit profile authorization statement for identification purposes and a tax withholding statement, and must enter into a note purchase agreement with Daric, which will govern all purchases of Notes the lender member makes through our platform. See “About the Loan Platform — Note Purchase Agreement” for a detailed description of the note purchase agreement.

Likewise, during borrower registration, potential borrower members must agree to a credit profile authorization statement and bank account authorization.

Borrower members must also enter into a borrower agreement with Daric. The borrower agreement addresses the registration and loan request processes. In this agreement, the borrower member authorizes us to obtain a consumer report, to use the consumer report for specific purposes and to share certain information about the borrower member with lender members. The borrower member also grants us a limited power of attorney to complete on the borrower member’s behalf, one or more promissory notes in the amounts and on the terms made to the borrower member by WebBank.

Borrower members also enter into a loan agreement with WebBank. In the loan agreement, the borrower member authorizes WebBank to obtain and use a consumer report on the borrower member. The loan agreement addresses the application process and the role of lender member’s commitments to purchase Notes corresponding to the borrower loan. The agreement explains that Daric may, but is not obligated to, agree to fund all or a portion of a loan to the borrower member. If a loan is extended to the borrower member, the borrower member agrees to be bound by the terms of a promissory note, the form of which is attached as an exhibit to the agreement. The agreement also addresses fees and terms related to a loan and default. The borrower member authorizes WebBank to debit the borrower member’s designated account by ACH transfer for each payment due under the promissory note. The loan agreement also describes the parties’ rights in regard to arbitration. The borrower member agrees that WebBank may assign its right, title and interest in the loan agreement and the borrower member’s promissory notes to Daric.

Borrower Loan Requests

Borrower members submit loan requests online through the Daric website. Loan requests must be between $1,000 and $35,000. Each loan request is an application to WebBank, which lends to qualified Daric borrower members and allows our platform to be available to borrower members on a uniform basis throughout the United States, with an initial launch in California, Texas, New York, Florida, and Illinois.  WebBank is an FDIC-insured, state-chartered industrial bank organized under the laws of Utah that serves as the lender for all member loans originated through our platform.

Currently, we allow borrower members to have up to two Daric member loans outstanding at any one time, if the borrower member continues to meet our credit criteria.

Borrower members supply a variety of unverified information that is included in the borrower member loan listings on our website. This information includes a borrower member’s stated social affiliations (such as educational affiliations), home ownership status, job title, employer and tenure. Lender members also have no ability to verify borrower member information. See “About the Loan Platform — How the Daric Platform Operates — Loan Postings and Borrower Member Information Available on the Daric Website.”

Minimum Credit Criteria and Underwriting

After we receive a loan request, we evaluate whether the prospective borrower member meets the credit criteria agreed upon with WebBank established for the member loans. The credit policy agreed upon with WebBank provides the underwriting criteria for all loans originated through our platform, and the credit policy may not be changed without the consent of WebBank. Under the credit policy, prospective borrower members must have:

For purposes of the credit policy:

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“debt-to-income ratio” means the borrower’s aggregate monthly payment in respect of  debt obligations appearing on the borrower’s credit report, other than those secured by real estate, divided by the borrower’s monthly income, as reported by the borrower;

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“current delinquency” means a payment obligation of the borrower appearing on the borrower’s credit report that is 30 or more days late at the time the borrower applies for a member loan on the Daric platform;

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“recent bankruptcy” means a bankruptcy, as indicated by a credit report, that occurred  less than seven years before the date the borrower applies for a member loan on the Daric platform;

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“collection” means that a collections agency has reported an outstanding debt obligation of the borrower to the consumer reporting agency and that the collection amount remains open at the date the borrower applies for a member loan on the Daric platform; and

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“open tax lien” means a lien recorded by a tax authority appearing on the borrower’s credit report that has not been released by the applicable tax authorities.

A FICO score is a numeric rating that ranges between 300 and 850 that rates a person’s credit risk based on past credit history and current credit situation. FICO scoring was developed by Fair Isaac Corporation. FICO scores reflect a mathematical formula that is based on information in a borrower’s credit report, compared to information on other consumers. Consumers with higher scores typically represent a lower risk of defaulting on their loans. There are three different FICO scores, each with a separate name, which correspond to each of the three main U.S. consumer reporting agencies. Equifax uses the “BEACON score”; Experian uses the “Experian/Fair Isaac Risk Model”; and TransUnion uses the “EMPIRICA score.” The score from each consumer reporting agency considers only the credit data available to that agency. Fair Isaac Corporation develops all three FICO scores and makes the scores as consistent as possible across the three consumer reporting agencies. Nevertheless, the three agencies sometimes have different information about a particular borrower member, and that means the three FICO scores for that borrower member will vary by agency. We currently obtain consumer credit information from a single consumer reporting agency, although we may use other consumer reporting agencies in the future.

As made available by Fair Isaac Corporation as of June 12, 2013 on its website, myfico.com, consumers in the United States are distributed among FICO scores as follows:

300-499	2%
500-549	5%
550-599	8%
600-649	12%
650-699	15%
700-749	18%
750-799	27%
800-850	13%

The FICO scoring model takes into account the information in a consumer’s credit report, with different kinds of information carrying differing weights. The FICO scoring model takes into account five categories of data:

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historical timeliness of bill payments, with most recent activity given the most emphasis (35% of the FICO score);

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total outstanding debt and the total amount of credit the consumer has available, with consumers who consistently borrow to their credit limits having their scores reduced (30%);

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length of credit history, with consumers with long credit histories with the same lenders having their scores increased (15%);

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mix of credit, with consumers with a variety of revolving credit (such as credit cards) and installment credit (such as car loans) having the highest scores (10%); and

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new credit applications, with consumers who have higher numbers of credit applications generally having their scores reduced (10%).

FICO scores do not consider:

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age;

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race;

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sex;

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job or length of employment;

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income;

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education;

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marital status;

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whether the consumer has been turned down for credit;

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length of time at current address;

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whether the consumer owns a home or rents; and

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information not contained in the consumer’s credit report.

After obtaining authorization from the borrower member, by arrangement with WebBank we obtain a credit report from a consumer reporting agency to determine if the borrower member meets the three criteria explained in detail above: a minimum FICO score of 660; a debt-to-income ratio (excluding mortgage) below 30%, as calculated by Daric based on (i) the debt (excluding mortgage) reported by a consumer reporting agency; and (ii) the income reported by the borrower member, which we verify in approximately 25% of cases; and a credit profile (as reported by a consumer reporting agency) without any current delinquencies, recent bankruptcy, collections or open tax liens.

From existing peer-to-peer lending data, with these criteria, approximately 10 % of individuals seeking member loans on our site will have  the credit score and lack of delinquencies required to post their loan requests on our website. During the loan application process, we also automatically screen borrower members using U.S. Department of the Treasury Office of Foreign Asset Control lists, as well as our fraud detection systems. See “About Daric — Business — Technology — Fraud Detection.”

After submission of the application, we inform potential borrowers whether they qualify to post a loan request on our platform. Potential borrowers then must enter into a borrower agreement with Daric and a loan agreement with WebBank. These agreements set forth the terms and conditions of the member loans and allow a borrower member to withdraw from a loan request at any time before the member loan is funded. See “About the Loan Platform — How the Daric Platform Operates — New Member Registration.”

For borrower members that qualify, pursuant to the credit policy we assign one of 35 loan grades, from A1 through G5, to each loan request, based on the borrower’s FICO score, debt-to-income ratio (calculated as described above) and requested loan amount. A higher credit score, lower debt-to-income ratio and lower requested loan amount are factors that lead to a loan request being more likely to be designated grade A1.

Specifically, using the FICO credit score, we first assign each loan into an initial sub-grade. We then modify the sub-grade according to the borrower’s debt-to-income ratio (calculated as described above). Next, we modify the sub-grade based on ratio of the requested loan amount to the Daric pre-determined “guidance limit” (defined below). By adding the modifiers to the initial sub-grade, we arrive at the final sub-grade.

Base sub-grades are assigned as follows:

Sub-Grade   FICO

A1     770-850

A2     747-769

A3     734-746

A4     723-733

A5     714-733

B1     707-713

B2     700-706

B3     693-699

B4     686-692

B5     679-685

C1     675-678

C2     671-674

C3     668-670

C4     664-667

C5     660-663

D1     656-659

D2     652-655

D3     648-651

D4     644-647

D5     660-643

 Sub-grade modifications based on debt-to-income ratio (excluding mortgage) (calculated as described above) are as follows:

Sub-Grade

Debt-to-Income Ratio	Modifier

0.00%-12.99%	0
13.00%-17.99%	-1
18.00%-19.99%	-2
20.00%-22.99%	-4
23.00%-24.99%	-8
25.00%-27.99%	-12
28.00%-29.99%	-16
30.00%+	Decline

Guidance limits are as follows:

Guidance

Loan Grade	Limit

A		$15,000
B		$12,500
C		$10,000
D		$7,000
E		$4,000
F		$3,000
G		$2,000

Sub-grade modifications based on guidance limits are as follows:

Sub-Grade

Loan Amount/Guidance Limit	Modifier
25%-49%	-1
50%-74%	-2
75%-99%	-3
100%-124%	-4
125%-149%	-5
150%-174%	-6
175%-199%	-8
200%-224%	-10
225%-249%	-12
250%-274%	-14
275%-299%	-16
300%+	-18

For example, assume a borrower member requests a $5,000 loan, and the borrower member has a FICO score of 700, a self-reported monthly income of $5,000 and monthly payments in respect of debt obligations (other than those secured by real estate) of $750. We would first assign this borrower a B2 sub-grade because the borrower’s FICO is 700. Next, we would calculate the borrower’s debt-to-income ratio as 15% (debt of $750 divided by self-reported income of $5,000). We would then lower the borrower member’s initial B2 base sub-grade one level based on the borrower member’s debt-to-income ratio of 15%, because a debt-to-income ratio of 13.00% to 17.99% causes a one level reduction in subgrade. Because the requested loan amount, $5,000, is within 25-49% of the guidance limit of $12,500 for B loan grades, we would further lower the sub-grade one level due to the difference between the loan amount and the guidance limit; $5,000 is 40% of $12,500. This loan request would therefore ultimately be lowered two sub-grades from B2 to B4.

E, F and G grades can only be assigned to a member loan as a result of downward subgrade adjustments based on debt-to-income ratio and the requested loan amount, as described above.

Most Borrower Financial Information is Verified

As discussed above, most borrower member information presented in loan listings is verified. However, we generally do not verify a borrower member’s ability to repay a member loan the borrower member has requested. For example, unlike most traditional banks, we do not verify paystubs, IRS Forms W-2, federal or state income tax returns, bank and savings account balances, retirement account balances, letters from employers, home ownership or rental records, car ownership records or any records related to past bankruptcy and legal proceedings. From time to time, however, we verify a borrower’s employment and income by requiring the borrower to submit paystubs, IRS Forms W-2 or other tax records between the initial posting of a loan request and any funding of a member loan. We currently perform such verifications for approximately 25% of loan requests that proceed past the initial credit check stage and are posted on the website. We cannot assure lender members that we will continue performing such verifications, which are done entirely at Daric’s discretion. The frequency of these verifications may decline as our volumes increase. When we perform these verifications, we contact borrower members by email to request additional information. An icon appears in borrower loan listings to indicate whether we have verified the borrower’s income. See “Risk Factors — Information supplied by borrower members may be inaccurate.”

Interest Rates

After a loan request’s loan grade has been determined under the credit policy pursuant to our agreement with WebBank, an interest rate is assigned to the loan request. Interest rates currently range between 6.00% and 25.00%. The interest rates are assigned to borrower loan grades in three steps. First, the Daric base rates are determined. Second, an assumed default rate is determined that attempts to project loan default rates. Third, the assumed default rate is used to calculate an upward adjustment to the base rates, which we call the “Risk-based Rate Adjustment.”

In setting the Daric base rates, our objective is to allocate the interest rate spread that exists between the cost of credit for borrower members and the return on bank deposits we understand are available to lender members. To make this calculation, Daric calculates the average between the interest rate for unsecured consumer credit published by the Federal Reserve, “commercial banks; all accounts,” in Federal Reserve Statistical Release G19, and the interest rate for 6-month certificates of deposit, “secondary market; monthly,” published by the Federal Reserve in Federal Reserve Statistical Release H15. By calculating this average, Daric determines an initial allocation of the spread between lender members and borrower members.

Next, Daric modifies this initial allocation, based on the following factors:

•

general economic environment, taking into account economic slowdowns or expansions;

•

the projected balance of supply and demand on the Daric platform, taking into account whether borrowing requests are projected to exceed lender member commitments or vice versa; and

•

competitive factors, taking into account the rates set by other peer to peer lending platforms and the rates set by major financial institutions.

Post launch, we will adjust  the Daric base rates from time to time based on this methodology. In applying the adjustment to the base rate, we have established a different base rate for A grades than for other loan grades.

Currently, we have set the base rate based on the following statistics:  the interest rate for unsecured consumer credit published by the Federal Reserve, “commercial banks; all accounts,” in Federal Reserve Statistical Release G19 was 13.01%, and the average interest rate on 6-month certificates of deposit, “secondary market; monthly,” published by the Federal Reserve in Federal Reserve Statistical Release H15 was 0.26%. The average of these two interest rates was 6.63% (calculated as (13.01% + 0.26%)/2 = 6.63%). Applying the adjustments described above, Daric determined an adjustment of 0.42% for A loan grades and 1.17% for other loan grades. Therefore, Daric set the Daric base rate as 7.05% for A loan grades and 7.80% for other loan grades.

After Daric sets the Daric base rates, we determine assumed default rates. The assumed default rate reflects Daric’s attempt to project the default rate for member loans of the loan grade.

Lastly, Daric adjusts the base rates upward to reflect an adjustment correlated to the assumed default rate, which we call the “Risk-based Rate Adjustment.” Currently, Daric has set this adjustment as an interest rate equal to twice the assumed default rate. Accordingly, to determine the final interest rates that apply on the Daric platform, Daric adds twice the assumed default rate to the base rates.

Set forth below is a chart describing sample interest rates assigned to member loans for each of the Daric loan grades:

	Exp. Default	Base Rate	Adjustment	Interest Rate
A 1	0.16%	7.05%	0.32%	7.32%
A 2	0.32%	7.05%	0.63%	7.68%
A 3	0.47%	7.05%	0.95%	8.00%
A 4	0.63%	7.05%	1.27%	8.32%
A 5	0.79%	7.05%	1.58%	8.63%
B 1	0.95%	7.80%	1.90%	9.70%
B 2	1.11%	7.80%	2.21%	10.01%
B 3	1.26%	7.80%	2.53%	10.33%
B 4	1.42%	7.80%	2.84%	10.64%
B 5	1.58%	7.80%	3.16%	10.96%
C 1	1.74%	7.80%	3.48%	11.28%
C 2	1.90%	7.80%	3.79%	11.59%
C 3	2.05%	7.80%	4.11%	11.91%
C 4	2.21%	7.80%	4.42%	12.22%
C 5	2.37%	7.80%	4.74%	12.54%
D 1	2.53%	7.80%	5.06%	12.86%
D 2	2.69%	7.80%	5.37%	13.17%
D 3	2.84%	7.80%	5.69%	13.49%
D 4	3.00%	7.80%	6.00%	13.80%
D 5	3.16%	7.80%	6.32%	14.12%
E 1	3.32%	7.80%	6.63%	14.43%
E 2	3.48%	7.80%	6.95%	14.75%
E 3	3.63%	7.80%	7.27%	15.07%
E 4	3.79%	7.80%	7.58%	15.38%
E 5	3.95%	7.80%	7.90%	15.70%
F 1	4.11%	7.80%	8.21%	16.01%
F 2	4.26%	7.80%	8.53%	16.33%
F 3	4.42%	7.80%	8.85%	16.65%
F 4	4.58%	7.80%	9.16%	16.96%
F 5	4.74%	7.80%	9.48%	17.28%
G 1	4.90%	7.80%	9.79%	17.59%
G 2	5.05%	7.80%	10.11%	17.91%
G 3	5.21%	7.80%	10.42%	18.22%
G 4	5.37%	7.80%	10.74%	18.54%
G 5	5.53%	7.80%	11.06%	25.00%

The interest rate working group has adjusted the Daric base rate from time to time in the past and will continue to do so. When Daric makes adjustment to our base rate, we will supplement this prospectus and will file a post-effective amendment to the registration statement of which this prospectus forms a part.

Illustration of Service Charge and Annual Returns Based on the Assumed Default Rate

The following table presents hypothetical annual return information with respect to the Notes, grouped by Daric loan grade. The table presents the interest rate for each loan grade; the assumed default rate discussed above; the resulting hypothetical annual returns on Notes by sub-grade if the assumed default rate were to occur, before Daric’s service charge; the reduction in annual return due to Daric’s 1.00% service charge; and the resulting hypothetical annual returns on Notes, net of Daric’s service charge. The information in this table is not based on actual returns and is presented only to demonstrate the effect on the annual returns of Notes of an assumed default rate and Daric’s 1.00% service charge.

			Assumed
		Assumed	Returns Before	Reduction in Return	Assumed Returns
		Default Rate	Daric’s	Due to Daric	After Daric’s
Loan	Interest	(As Discussed	1.00% Service	1.00%	1.00% Service
Grade	Rate	Above)	Charge	Service Charge	Charge

A1	7.37%	0.16%	7.21%	0.679%	6.53%
A2	7.68%	0.32%	7.36%	0.680%	6.68%
A3	8.00%	0.47%	7.53%	0.681%	6.85%
A4	8.32%	0.63%	7.69%	0.683%	7.01%
A5	8.63%	0.79%	7.84%	0.684%	7.16%
B1	9.70%	0.95%	8.75%	0.688%	8.06%
B2	10.01%	1.11%	8.90%	0.689%	8.21%
B3	10.33%	1.26%	9.07%	0.691%	8.38%
B4	10.64%	1.42%	9.22%	0.692%	8.53%
B5	10.96%	1.58%	9.38%	0.693%	8.69%
C1	11.28%	1.74%	9.54%	0.695%	8.85%
C2	11.59%	1.90%	9.69%	0.696%	8.99%
C3	11.91%	2.05%	9.86%	0.697%	9.16%
C4	12.22%	2.21%	10.01%	0.698%	9.31%
C5	12.54%	2.37%	10.17%	0.700%	9.47%
D1	12.86%	2.53%	10.33%	0.701%	9.63%
D2	13.17%	2.69%	10.48%	0.702%	9.78%
D3	13.49%	2.84%	10.65%	0.704%	9.95%
D4	13.80%	3.00%	10.80%	0.705%	10.10%
D5	14.12%	3.16%	10.96%	0.706%	10.25%
E1	14.43%	3.32%	11.11%	0.708%	10.40%
E2	14.75%	3.48%	11.27%	0.709%	10.56%
E3	15.07%	3.63%	11.44%	0.710%	10.73%
E4	15.38%	3.79%	11.59%	0.712%	10.88%
E5	15.70%	3.95%	11.75%	0.713%	11.04%
F1	16.01%	4.11%	11.90%	0.714%	11.19%
F2	16.33%	4.26%	12.07%	0.716%	11.35%
F3	16.65%	4.42%	12.23%	0.717%	11.51%
F4	16.96%	4.58%	12.38%	0.718%	11.66%
F5	17.28%	4.74%	12.54%	0.720%	11.82%
G1	17.59%	4.90%	12.69%	0.721%	11.97%
G2	17.91%	5.05%	12.86%	0.722%	12.14%
G3	18.22%	5.21%	13.01%	0.724%	12.29%
G4	18.54%	5.37%	13.17%	0.725%	12.44%
G5	18.86%	5.53%	13.33%	0.726%	12.60%

Standard Terms of the Member Loans

All Daric member loans are unsecured obligations of individual borrowers with a fixed interest rate and three-year maturity. Member loans have an amortizing, monthly repayment schedule and may be repaid in whole or in part at any time without prepayment penalty. In the case of a partial prepayment, we automatically recalculate the amortization schedule over the remainder of the three-year term, and the borrower member’s required monthly payment is correspondingly reduced. See “About the Loan Platform — Description of the Notes.”

Loan Postings and Borrower Member Information Available on the Daric Website

Once a loan request is complete and we have assigned a loan grade and interest rate to the requested loan, the request is posted on our website and is available for viewing by lender members. Lender members are also then able to commit to buy Notes that will be dependent for their payments on that member loan. Loan requests appear under Daric screen names, not actual names. Lender members are able to view:

the requested loan amount; loan grade (determined using the process described above), interest rate and annual percentage rate for the member loan; the borrower member’s self-reported, unverified social affiliations; total funding that has been committed to date to Notes that will be dependent on the loan; the number of lender members committed to funding Notes that will be dependent on the member loan; and the borrower member’s self-reported intended use of funds.

Borrower members who use our platform must identify their intended use of their loans. As of March 31, 2013, among funded member loans, borrower members identified their intended use of loan proceeds as follows:

refinancing high-interest credit card debt (approximately 50%); one-time events, like weddings, home improvements or medical expenses (approximately 35%); and financing their home-based or small businesses (approximately 15%).

Potential borrowers typically state the use of funds in a short sentence or clause, such as “Consolidate my credit card debt and be rid of it.” Effective as of the date of this prospectus, we will monitor borrower member’s stated plans for the use of loan proceeds and will not permit loan requests to be posted where the purpose is to finance a home-based or small business. We do not plan in the future to verify or monitor a borrower member’s actual use of funds.

Borrower members may also list social affiliations. One basic affiliation listed for every borrower member is the borrower member’s home state, which is based on the borrower member’s verified address. Borrower members may also choose to list an affiliation with a company, educational institution or association. We do not verify these additional stated affiliations, and borrower members are not required to list them.

Lender members are also able to view the following information provided by borrower members, which we do not verify: home ownership status; job title; employer; tenure; gross income; and debt-to-income ratio (excluding mortgage), as calculated by Daric based on (i) the debt (excluding mortgage) reported by a consumer reporting agency; and (ii) the income reported by the borrower member, which we verify in approximately 25% of cases.

We also post the following credit history information from the consumer reporting agency report, and label the information as being provided by a credit bureau:

a numerical range of between 2 and 80 points within which the borrower member’s FICO score falls, as set forth in the discussion of loan grade above; the borrower member’s earliest credit line; the borrower member’s number of open credit lines; the borrower member’s total number of credit lines; the borrower member’s revolving credit balance; the borrower member’s revolving line utilization; the number of credit inquiries received by the consumer reporting agency with regard to the borrower member within the last six months; the number of reported delinquencies in the past two years; and the length of time (in months) since the borrower member’s last reported delinquency.

Although borrower members and lender members are anonymous to each other, lender members may post questions on the loan listing and borrower members have the opportunity, but are not required, to post public responses. We do not verify these responses.

Loan requests remain open for 14 days, during which time funding commitments to purchase Notes that will be dependent on the loans may be made by lender members unless funding commitments for Notes aggregating the loan request amount are received earlier, in which case the member loan is funded as soon as practicable.

How to Purchase Notes

After a loan request has been posted on the Daric website, individual lender members who have registered with Daric may commit to purchase Notes dependent on the member loan requested by the borrower member.

Lender members navigate our website as follows. Lender members may browse all active loan listings. They may also use search criteria to narrow the list of loan listings they are viewing. The available search criteria are loan grade, borrower member credit score, debt-to-income ratio (calculated as described above), number of recent delinquencies and loan funding status, as well as a free-search field. The free-search field returns results based on the word entered as the search. As lender members browse the loan listings, they can click on any of the listings to view additional detail. The loan detail page includes general information about the borrower member and the loan request that is viewable by non-members, and more detail (including credit data) viewable only by signed-in lender members. Once signed-in, lender members may select any of the displayed loan listings and add them to their “order,” which is akin to a shopping basket. Lender members may add as many member loans as they want to their order, provided that the aggregate amount of their order does not exceed the funds available in their Daric customer accounts. Once a lender member has finished building an order, the lender member may click the “check out” button, review the “order” one more time and then click the confirmation button to commit funds to the order. From that point on, the funds committed by the lender member are no longer available in the lender member’s Daric account and may no longer be withdrawn or committed to other loans (unless and until loans included in the order are not funded, in which case the corresponding funds become available to the lender member again).

A single borrower member’s loan request would typically be funded by Notes purchased by many different lender members in increments of $25.  In the event that a borrower member’s loan request does not attract Note purchase commitments sufficient to provide full funding for the member loan, the borrower member ceases to be under an obligation to accept the loan, although borrowers may still choose to accept partial funding of their loan requests or may request that their loan requests be re-listed on the Daric platform.

Portfolio Builder

In making loan purchase commitments under our  structure, we project that our lender members will heavily use Daric’s “Portfolio Builder” system, a search engine that creates a sample listing of Notes responsive to search criteria based on the lender member’s target weighted average interest rate for the lender member’s portfolio.

The following steps are involved in a lender member’s use of Portfolio Builder:

The lender member indicates the aggregate principal amount of Notes that the lender member wishes to purchase, which we refer to as a “portfolio,” and a target weighted average interest rate of the Notes comprising the portfolio. Portfolio Builder then displays a “risk level” associated with the selected weighted average interest rate. The risk level is a number between 1 and 3 (aggressive, moderate, conservative) and is calculated by Portfolio Builder applying a proprietary formula. The calculation that Portfolio Builder performs assumes an initial search result from the loan requests currently available on the platform. The lender member can then modify the desired weighted average interest rate and the total principal amount for the portfolio and monitor in real time how that modification impacts the risk level number of between 1 and 5. Once the lender member is satisfied with the chosen criteria, the lender member can submit a query for Portfolio Builder to present potential member loans that match the lender member’s criteria. The sample portfolio presented by Portfolio Builder contains a list of Notes and displays the total principal amount of each Note, the amount the lender member would invest in each Note if the member chooses to spread Note purchases evenly among the various member loans on which the Notes are dependent, the interest rate and the maturity date of each member loan on which the Notes are dependent. Self-reported social connections, if any, are also displayed. By changing the input criteria, a lender member can repeat the request for a sample portfolio and view a new portfolio. Once presented with a sample portfolio, a lender member can choose to make modifications to the sample portfolio by removing Notes, adding new Notes or changing the amount of each Note purchased.  The lender member then submits the desired portfolio, gets a confirmation page and selects “confirm” in order to buy the portfolio or “go back” to make further modifications or cancel the portfolio altogether. If a loan request forming part of the portfolio is cancelled, either by Daric or by the borrower member, and the loan will not be available, lender members will be offered the opportunity to substitute a new loan request for the cancelled request. In this event, Portfolio Builder will present lender members with the option to replace the cancelled loan request with another loan request of the same risk grade or a less risky risk grade. Thus, a B5 loan would be replaced with the option to designate funding for another B5 loan and, if no B5 loan were available, a B4 loan, and if no B4 loan were available, a B3 loan, and so forth.

Lenders may also browse loan requests or sort them using search criteria without using Portfolio Builder. These search criteria include interest rate, FICO score, debt-to-income ratio (calculated as described above), delinquencies in the last two years and percentage of the loan request already funded by Note commitments. Lenders may also search loan requests using keywords (such as a city or institution).

Loan Funding and Treatment of Lender Member Balances

A lender member’s commitment to purchase a Note dependent on a member loan is a binding commitment, subject only to receipt of aggregate Note purchase commitments equal to the total loan request amount or, if the total loan request amount is not fully met by lender member Note purchase commitments or Daric, a borrower member’s decision to accept partial funding. In order to make Note purchase commitments, lender members must have sufficient funds in their Daric accounts. This is accomplished by having each lender member authorize an electronic transfer using the Automated Clearing House, or ACH, network from the lender member’s designated and verified bank account to one of two accounts currently maintained by Daric at Wells Fargo Bank, N.A. “in trust for” our lender members. These so-called “ITF accounts” are pooled accounts titled in our name “in trust for” Daric lender members. One of these accounts is a “NOW Account,” authorized under 12 U.S.C. § 1832(a), which is an interest bearing transaction account. The entire beneficial interest in a NOW account must be held only by natural persons, sole proprietorships, nonprofit entities and government entities, and the funds of individual members who fall within these categories will be maintained in this account. The NOW account bears interest at a variable rate for the benefit of the lender members with balances in the account. Daric has no right to any interest earned on such funds. Lender members that do not qualify to have their funds placed in the NOW account will have their funds placed in the second ITF account, which is a non-interest bearing demand deposit account.

The ITF accounts will always be maintained at an FDIC member financial institution. Individual Daric members have no direct relationship with Wells Fargo Bank, N.A. We are the trustee for the ITF accounts. In addition to outlining the rights of lender members, the declaration of trust provides that we disclaim any economic interest in the assets in the ITF accounts and also provides that each lender member disclaims any right, title or interest in the assets of any other lender member in the ITF accounts. No Daric monies are ever commingled with the assets of lender members in the ITF accounts.

Under the ITF accounts, we maintain sub-accounts for each of our lender members on our platform to track and report funds committed by lender members to purchase Notes dependent on member loans, as well as payments received from borrower members. These record-keeping sub-accounts are purely administrative and reflect balances and transactions concerning the funds in the ITF accounts.

The ITF accounts are FDIC-insured on a “pass through” basis to the individual lender members, subject to applicable limits. This means that each individual lender member’s balance is protected by FDIC insurance, up to the aggregate amounts established by the FDIC. Other funds the lender member has on deposit with Wells Fargo Bank, N.A., for example, may count against the FDIC insurance limits.

Funds of a lender member may stay in the ITF accounts indefinitely. Such funds may include funds in the lender member’s sub-account never committed to purchase Notes or committed to the purchase of Notes for which the underlying member loan does not close, payments received from borrower members on member loans related to Notes previously purchased, or, if applicable, interest accrued on the lender member’s balance in their sub-account. Upon request by the lender member, we will transfer lender member funds in the ITF accounts to the lender member’s designated and verified bank account by ACH transfer, provided such funds are not already committed to the future purchase of Notes.

Purchases of Notes and Loan Closings

Once a lender member has decided to purchase one or more Notes that are dependent on member loans and prefunded the lender member’s Daric account with sufficient cash, we proceed with the purchase and sale of the Notes to the lender member and facilitate the closing of the corresponding member loans. Upon issuing a Note to a lender member and registering the Note on our books and records, we transfer the principal amount of such Note from such lender member’s sub-account under the ITF accounts to a funding account maintained by WebBank. This transfer represents the payment by the lender member of the consideration for the purchase of the Note. These proceeds are designated for the funding of the particular member loan selected by the lender member. WebBank is the lender for all member loans to borrower members, which allows our platform to be available on a uniform basis to borrower members throughout the United States, with our initial launch in California, Texas, Florida, New York, and Illinois. We are obligated to maintain sufficient funds in the funding account maintained by WebBank to satisfy the daily projected member loan closings. WebBank disburses the loan proceeds to the borrower member who is receiving the member loan. An individual member loan generally closes the first business day after we receive Note funding commitments in an aggregate amount equal to the total amount of the loan request, or when the borrower member agrees to take a lesser amount equal to the amount of Note commitments received up to that time.

The borrower member executes an electronic loan agreement in favor of WebBank. At the closing of the borrower member’s loan, we execute an electronic promissory note on the borrower member’s behalf for the final loan amount under a power of attorney on behalf of the borrower member. WebBank then electronically indorses the promissory note to Daric and assigns the borrower member’s loan agreement to Daric without recourse to WebBank. Borrowers also electronically execute a borrower agreement in which they grant us the power of attorney to execute their promissory note and agree to have us service their member loan, among other things.

The promissory note and the loan agreement contain customary agreements and covenants requiring the borrower members to repay their member loans and acknowledging Daric’s role as servicer for all the member loans. Borrowers authorize WebBank to disburse the loan proceeds by ACH transfer.

Lender members know only the screen names, and do not know the actual names, of borrower members. The actual names and mailing addresses of the borrower members are known only to us and WebBank. We maintain custody of the electronically-executed promissory notes in electronic form on our platform.

Borrowers pay us an origination fee upon successful closing of the member loan. WebBank deducts the origination fee from the loan amount prior to disbursing the net amount to the borrower member and remits the fee to us. This fee is determined by the loan grade of the loan and currently ranges from 0.75% to 3.00% of the aggregate principal amount, as set forth in the chart below:

Daric Loan Grade Origination Fee:

A  0.75%   B  1.50%   C  2.00%   D  2.50%   E  3.00%   F  3.00%   G  3.00%

Identity Fraud Reimbursement

We reimburse lender members for the unpaid principal balance of a Note that is dependent on a member loan obtained through identity fraud. We generally recognize the occurrence of identity fraud upon receipt of a police report regarding the identity fraud. This reimbursement for identity fraud only provides an assurance that our borrower identity verification is accurate; in no way is it a guarantee of a borrower’s self-reported information (beyond the borrower’s identity) or a borrower member’s creditworthiness. We expect the incidence of identity fraud on our platform to be low because of the robustness of our identity verification process.

Post-Closing Loan Servicing and Collection

Following the purchase and sale of the Notes and the closing of the corresponding member loans, we begin servicing the member loans.

We assess member lenders a service charge in respect of their Notes. Our service charge is equal to an amount corresponding to 1.00% of the following amounts received by Daric from borrower members in respect of each corresponding member loan (in each case excluding any payments due to Daric on account of portions of the corresponding member loan, if any, funded by Daric in its capacity as a lender on the platform):

principal; interest; late fees; and amounts obtained from collections (net of any collection fees charged by us or our outside collection agency, as described below).

Our procedures generally involve the automatic debiting of borrower bank accounts by ACH transfer, with payment by check only allowed in exchange for a 5% increase in the borrower member’s applicable interest rate. Such funds are transferred to a clearing account in our name where they remain for four days or until the amounts clear, whichever is shorter. Thereafter, we make payments on the Notes by transferring the appropriate funds to the ITF account and allocating amounts received on specific member loans to the appropriate lender member’s sub-account. We transfer amounts due to us for servicing and borrower loans we hold from the clearing account to another operating account of ours. A lender member may transfer uncommitted funds out of the lender member’s Daric sub-account under the appropriate ITF account by ACH to the lender member’s designated bank account at any time, subject to normal execution times for such transfers.

We report to consumer reporting agencies regarding borrowers’ payment performance on Daric member loans. We have also made arrangements for collection procedures in the event of borrower default. When a member loan is past due and payment has not been received, we contact the borrower member to request payment. After a 15-day grace period, we assess a late payment fee. The amount of the late payment fee is the greater of 5.00% of the unpaid installment amount, or $15. This fee may be charged only once per late payment. Amounts equal to any late payment fees we receive are paid to holders of the Notes dependent on the relevant member loans, net of our service charge.

Each time a payment request is denied due to insufficient funds in the borrower’s account or for any other reason, we may also assess an unsuccessful payment fee to the borrower in an amount of $15 per unsuccessful payment. We retain 100% of this unsuccessful payment fee.

If a member loan becomes 31 days overdue, we either refer the member loan to an outside collection agency, currently Collection Bureau Hudson Valley, Inc., or to our in-house collections department. Amounts equal to any recoveries we receive from the collection process are payable to lenders on a pro rata basis, subject to our deduction of our 1.00% service charge and an additional collection fee. The lender member is only charged the additional collection fee if the collections agency or Daric are able to collect a payment. These fees, which are a percentage of the amount recovered, are listed below:

15% if a member loan is 30 — 60 days past due; 10% if a member loan is 61 — 90 days past due; 7% if a member loan is 91 — 120 days past due; 25% if a member loan is more than 120 days past due; and 30% in the event of litigation.

Lender members are able to monitor the status of collections as the status of a member loan switches from “late (15-30 days)” to “late (30+ days)” to “current” for example, but cannot participate in or otherwise intervene in the collection process.

If a borrower member dies while a member loan in is repayment, we require the executor or administrator of the estate to send a death certificate to us. We then file a claim against the borrower member’s estate to attempt to recover the outstanding loan balance. Depending on the size of the estate, we may not be able to recover the outstanding amount of the loan. If the estate does not include sufficient assets to repay the outstanding member loan, we will treat the loan as defaulted with zero value. In addition, if a borrower member dies near the end of the term of a member loan, it is unlikely that any further payments will be made on the Notes corresponding to such member loan, because the time required for the probate of the estate may extend beyond the initial maturity date and the final maturity date of the Notes.

Our normal collection process changes in the event of a borrower member bankruptcy filing. When we receive notice of the bankruptcy filing, as required by law, we cease all automatic monthly payments on the member loan. We also defer any other collection activity. We next determine what we believe to be an appropriate approach to the member’s bankruptcy. If the proceeding is a Chapter 7 bankruptcy filing, seeking liquidation, we attempt to determine if the proceeding is a “no asset” proceeding, based on instructions we receive from the bankruptcy court. If the proceeding is a “no asset” proceeding, we take no further action and assume that no recovery will be made on the member loan.

In all other cases, Daric will file a proof of claim involving the borrower member. The decision to pursue relief in any specific matter involving a Daric borrower member will be dependent upon certain factors including:

if the borrower member used the proceeds of a Daric member loan in a means other than that which was described the borrower member’s loan application; if the bankruptcy is a Chapter 13 proceeding, whether the proceeding was filed in good faith and if the proposed plan reflects a “best effort” on the borrower member’s behalf; and our view of the costs and benefits of any proposed action.

Customer Support

We provide customer support to our borrowers and lenders. For most Daric members, their experience is entirely web-based. We include detailed “frequently asked questions” (“FAQs”) on our website. We also post detailed fee information and the full text of our member legal agreements.

Use of Proceeds

We will use the proceeds of each series of Notes to fund a member loan through the Daric platform designated by the lender members purchasing such series of Notes. See “About the Loan Platform” for more information.

Plan of Distribution

We will offer the Notes to our lender members at 100% of their principal amount. The Notes will be offered only by Daric through the Daric website, and there will be no underwriters or underwriting discounts. See “About the Loan Platform” for more information.

Description of the Notes

General

The Notes will be issued in series under an indenture to be entered into between Daric and a trustee to be named.

Each series of Notes will correspond to one borrower member loan. All Notes will be U.S. dollar denominated, fully amortizing and have a fixed rate of interest. The Notes of each series will have a stated interest rate that is the same as the interest rate for the corresponding borrower member loan and an aggregate stated principal amount equal to the lender members’ aggregate commitment to purchase Notes the proceeds of which they have designated to fund the corresponding member loan.

Notwithstanding the foregoing, Daric has no obligation to make any payments on the Notes unless, and then only to the extent that, Daric has received payments on the corresponding member loan, as described below under “— Payments on the Notes.” The Notes will also be subject to prepayment without penalty under certain circumstances as described below under “— Prepayments.”

Notes of each series will have an initial term of three years and four business days, which is four business days longer than the term of the corresponding member loan. The four business days allow us to assure the finality of the transfer of funds under the ACH rules after we receive payments from borrower members. If there are amounts owing to Daric in respect of the corresponding member loan at the initial maturity of a Note, the holder of that Note will have the option to extend the term of his or her Note by 120 days, which we refer to as the “final maturity,” to allow the holder to receive any payments that Daric receives on the corresponding member loan after the maturity of the corresponding member loan. Following the final maturity of a Note, the holder of that Note will have no rights to receive any further payments from Daric.

The indenture will not limit the aggregate principal amount of Notes that Daric can issue under the indenture, but each series of Notes will be effectively limited to a maximum principal amount of $35,000, which is the largest possible initial principal amount of a member loan. If in the future Daric changes the maximum amount of a permitted borrower loan request, then the maximum aggregate principal amount of Notes per series would also increase. The aggregate principal amount of Notes of each series will equal the aggregate amount of funds designated by lender members to fund the corresponding member loan. When Daric acts as a lender for some or all of a member loan, no Notes will be issued to Daric for the amounts of the member loan that Daric determines to fund itself

We will use all proceeds we receive from purchases of the Notes to purchase the corresponding member loans from WebBank.

Ranking

The Notes will not be contractually senior or contractually subordinated to any other indebtedness of Daric. The Notes will be unsecured special, limited obligations of Daric. Daric will be obligated to pay principal and interest on each Note in a series only if and to the extent that Daric receives payments from the borrower member on the corresponding member loan funded by the proceeds of that series, and such borrower member loan payments will be shared ratably among all Notes of the series after deduction of Daric's service charge and any payments due to Daric on account of the portions of the member loan, if any, funded by Daric in its capacity as a lender on the platform. In the event of a bankruptcy or similar proceeding of Daric, the relative rights of the holder of a Note as compared to the holders of other unsecured indebtedness of Daric with respect to payment from the proceeds of the member loan corresponding to that Note or other assets of Daric may be uncertain. If Daric were to become subject to a bankruptcy or similar proceeding, the holder of a Note may have a general unsecured claim against Daric that is not limited in recovery to such borrower member loan payments.

The indenture will not contain any provisions that would limit Daric’s ability to incur indebtedness in addition to the Notes.

Payments and Paying Agents

Subject to the limitations described below under “Limitations on Payments,” Daric will make payments of principal and interest on the Notes within four business days of receiving Member Loan Payments (as defined below) in respect of the corresponding member loan, in accordance with the payment schedule for each Note. Each Note will have a payment schedule providing 36 monthly payments on payment dates that fall four business days following the due date for each installment of principal and interest on the corresponding member loan. The extra four business days allow us to assure the finality of the transfer of funds under the ACH rules after we receive payments from borrowers.

The stated interest rate on each Note will be the same as the interest rate on the corresponding member loan and interest will be computed and will accrue on the Note in the same manner as the interest on the corresponding member loan is computed and accrues. The Service Charge described below will reduce the effective yield on your Notes below their stated interest rate.

Daric will be the initial paying agent for the Notes. Daric will make all required payments on each Note to the Daric account of the holder in whose name the Note is registered on the record date for the relevant payment date. The record date for each payment date shall be the second business day prior to the actual payment date. If a payment date falls on a date that is not a business day, then such payment will be made on the next succeeding business day.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (1) not a day on which the Automated Cleaning House system operated by the U.S. Federal Reserve Bank (the “ACH System”) is closed and (2) not a day on which banking institutions in San Francisco, California are authorized or obligated to close.

Limitations on Payments

Each holder of a Note’s right to receive principal and interest payments and other amounts in respect of that Note is limited in all cases to the holder’s pro rata portion of the Member Loan Net Payments, if any.

For each series of Notes, “Member Loan Net Payments” means the amounts, if any, equal to the Member Loan Payments from the corresponding member loan minus the applicable Service Charge. “Member Loan Payments” for each series of Notes means all amounts received by the Company in connection with the repayment of the corresponding member loan, including without limitation, all payments or prepayments of principal and interest, any late fees and any amounts received by the Company upon collection efforts with respect to the corresponding member loan, but excluding the Unsuccessful Payment Fee, any collection fees imposed by Daric or Daric’s third-party collection agency and any payments due to Daric on account of portions of the corresponding member loan, if any, funded by Daric in its capacity as a lender on the platform.

The “Service Charge” is an amount equal to 1% of all Member Loan Payments. The Unsuccessful Payment Fee is a fee charged by the Company when the Company’s payment request is denied for any reason, including but not limited to, insufficient funds in the borrower member’s bank account or the closing of that bank account.

To the extent that anticipated Member Loan Payments from a member loan are not received by Daric, no payments will be due and payable by Daric on the Notes related to that member loan, and a holder of a Note will not have any rights against Daric or the borrower member in respect of the Note or the member loan corresponding to such holder’s Note.

Prepayments

To the extent that a borrower member prepays a corresponding member loan, such prepayment amount will be a Member Loan Payment and holders of Notes related to that corresponding member loan will be entitled to receive their pro rata shares of the prepayment net of the applicable service charge. In the case of a partial prepayment of a corresponding member loan, Daric will automatically recalculate the anticipated amortization schedules for the Notes over the remainder of their term and will make available to the holders of those Notes a revised estimate of monthly payments to be received over such term.

Mandatory Redemption

Upon the occurrence of a confirmed identity fraud incident with respect to a member loan, Daric will redeem all of the Notes of the series corresponding to such member loan for 100% of the outstanding principal amount of such Notes. An “identity fraud incident” means that the corresponding member loan has been obtained as a result of identity theft or fraud on the part of the purported borrower member. We may, in our discretion, require proof of the identity theft or fraud, such as a copy of the police report filed by the person whose identity was wrongfully used to obtain the corresponding member loan.

Servicing Covenant

Daric is obligated to use commercially reasonable efforts to service and collect the member loans, in good faith, accurately and in accordance with industry standards customary for servicing loans such as the member loans. If Daric refers a delinquent member loan to a collection agency on the 31st day of its delinquency, that referral shall be deemed to constitute commercially reasonable servicing and collection efforts. Furthermore, Daric may, at any time and from time to time, amend or waive any term of a member loan, and may cancel any member loan that is more than 120 days delinquent without the consent of any holder of any Notes of the series corresponding to such member loan. Daric will also be obligated to use commercially reasonable efforts to maintain backup servicing arrangements providing for the member loans.

The indenture contains no financial covenants or other covenants limiting Daric’s operations or activities, including the incurrence of indebtedness.

Consolidation, Merger, Sale of Assets

The indenture prohibits Daric from consolidating with or merging into another business entity or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:

the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust and it expressly assumes our obligations with respect to the outstanding Notes by executing a supplemental indenture; immediately after giving effect to the transaction, no default shall have occurred or be continuing; and we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.

Denominations, Form and Registration

Except as may be provided otherwise for a particular series of Notes, we will issue Notes in denominations of $25 or integral multiples of $25. The Notes will be issued in registered form and only in electronic form. This means that each Note will be stored on our website. You can view your Notes online and print copies for your records, by visiting your secure, password-protected webpage in the “My Account” section of our website. We will not issue certificates for the Notes. Lender members will be required to hold their Notes through Daric’s electronic Note register.

The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability of such persons to purchase Notes.

We reserve the right to issue certificated Notes only if we determine not to have the Notes held solely in electronic form.

We and the trustee will treat the lender members in whose names the Notes are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever with respect to the Notes.

Restrictions on Transfer

The Notes will not be listed on any exchange, and the Notes will not be transferable unless and until we are able to establish a resale platform for Notes. Although we are working to establish a resale platform, there can be no assurance we will be able to do so, or, if we are able to do so, when a resale platform would be available. Therefore, lender members must be prepared to hold their Notes to maturity. See “About Daric — Future Plans for Resale Platform.

No Sinking Fund

The Notes will not have the benefit of a sinking fund.

Events of Default

Under the terms of the indenture, any of the following events will constitute an event of default for a series of Notes:

failure by Daric to make required payments on the Notes for thirty days past the applicable due date; failure by Daric to perform, or the breach of, any other covenant for the benefit of the holders of the Notes of such series which continues for 90 days after written notice from the Trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture, subject to an additional 90 day cure period; or specified events relating to Daric’s bankruptcy, insolvency or reorganization.

It is not a default or event of default under the terms of the indenture if we do not make payments when a borrower member does not make payments to us on the member loan corresponding with the particular series of Notes. In that case, Daric is not required to make payments on Notes, so no default occurs. See “Risk Factors— Payments on the Notes depend entirely on payments we receive in respect of corresponding member loans.” An event of default with respect to one series of Notes is not automatically an event of default for any other series.

If an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the indenture then the stated principal amount of the Notes shall become due and payable immediately without any act by the trustee or any holder of Notes.

The holders of a majority in aggregate principal amount of the outstanding Notes of any series, by notice to the trustee (and without notice to any other holder of Notes), may on behalf of the holders of all such notes waive an existing default with respect to such Notes and its consequences except (1) a default in the payment of amounts due in respect of such Notes or (2) a default in respect of a provision of the indenture that cannot be amended without the consent of each holder affected by such waiver. When a default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

A holder of any Note of any series may not institute a suit against us for enforcement of such holder’s rights under the indenture or pursue any other remedy with respect to the indenture or the Notes unless:

the holder gives to the trustee written notice stating that an event of default with respect to the Notes is continuing; the holders of at least 25% in aggregate principal amount of the outstanding Notes of that series make a written request to the trustee to pursue the remedy; such holder or holders offer to the trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the trustee; the trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and the holders of a majority in aggregate principal amount of the outstanding Notes of that series do not give the trustee a direction inconsistent with such request during such 60-day period.

The indenture will require us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any defaults.

A default in the payment of any of the Notes or a default with respect to the Notes that causes them to be accelerated, may give rise to a cross-default under our other indebtedness.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of Notes if:

all of the Notes of that series (with certain limited exceptions) have been delivered for cancellation; or all Notes of that series not previously delivered for cancellation have become due and payable or will become due and payable within one year and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity all of the amounts due with respect to those Notes;

if in either case, we also pay or cause to be paid all other sums payable under the indenture by us and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

The indenture does not contain any provisions for legal or covenant defeasance of the Notes.

Governing Law

The indenture and the Notes will be governed by the laws of the State of New York.

Information Concerning the Trustee

          is the trustee under the indenture. From time to time, we maintain deposit accounts including and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business. If and when the trustee becomes a creditor of ours, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us. The trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the trustee must resign.

Note Purchase Agreement

When a lender member registers on the platform, the lender member enters into a note purchase agreement with us that governs the lender member’s purchases of Notes from time to time from us. Under the agreement, we provide the lender member the opportunity through the platform to review loan requests, purchase Notes, and instruct us to apply the proceeds from the sale of each Note to the funding of a specific member loan the lender member has designated.

Under the agreement, the lender member must commit to purchase a Note to fund a member loan prior to the origination of that loan. At the time the lender member commits to purchase a Note the lender member must have sufficient funds in the lender member’s account with us to complete the purchase, and the lender member will not have access to those funds after making the purchase commitment unless and until we notify the lender member that the member loan will not be funded. Once the lender member makes a purchase commitment, it is irrevocable regardless of whether the full amount of the borrower member’s loan request is funded. If the member loan does not close, then we will inform the lender member and release him or her from the purchase commitment.

The agreement describes our limited obligation to redeem Notes in the case of identity fraud, which is described above. The lender member agrees that in such circumstances the lender member will have no rights with respect to any such Notes except the crediting of the purchase price to the lender member’s account.

The lender member agrees that the lender member has no right to make any attempt, directly or through any third party, to take any action to collect from the borrower members on the lender member’s Notes or the corresponding member loans.

The lender member acknowledges that the Notes are intended to be indebtedness of Daric for U.S. federal income tax purposes and agrees not to take any position inconsistent with that treatment of the Notes for tax, accounting, or other purposes, unless required by law. The lender member also acknowledges that the Notes will be subject to the original issue discount rules of the Internal Revenue Code of 1986, as amended, as described below under “Certain U.S. Federal Income Tax Considerations — Taxation of Payments on the Notes.” The lender member acknowledges that the Notes are not transferable at this time and that the lender member intends to hold the Notes until maturity and has no intention to distribute the Notes.

The agreement describes the limitations on payments on the Notes, which are described above. We expressly disclaim any representations as to a borrower member’s ability to pay the corresponding member loan and do not act as a guarantor of any corresponding member loan payments by any borrower member.

The parties make customary representations and warranties to each other, and the lender member represents and warrants that the lender member has not made a decision in connection with any loan requests on the Daric platform on any prohibited basis set forth in the Equal Credit Opportunity Act and Regulation B or any applicable state or local laws, regulations, rules or ordinances concerning credit discrimination.

The lender member acknowledges and agrees that we assume no advisory or fiduciary responsibility in the lender member’s favor in connection with the purchase and sale of the Notes and we have not provided the lender member with any legal, accounting, regulatory or tax advice with respect to the Notes.

The agreement provides that neither party is liable to the other party for any lost profits, or special, exemplary, consequential or punitive damages.

The agreement provides that it is subject in all respects to the arbitration agreement in the Daric website terms of use. It also provides that the parties waive a jury trial in any litigation related to the agreement and any member loans or other agreements related to the note purchase agreement.

Certain U.S. Federal Income Tax Considerations

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase and ownership by investors of Notes. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase and ownership of the Notes. This summary applies only to investors who purchase the Notes at their issue price, as defined below, and who hold the Notes as capital assets within the meaning of the Code (generally, property held for investment). This summary does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

securities dealers or brokers, or traders in securities electing mark-to-market treatment; banks, thrifts, or other financial institutions; insurance companies; regulated investment companies or real estate investment trusts; tax-exempt organizations; persons holding Notes as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment; partnerships or other pass-through entities; persons subject to the alternative minimum tax; certain former citizens or residents of the United States; non-U.S. holders; or “U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

As used herein, a “U.S. Holder” is a beneficial owner of Notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. A “Non-U.S. Holder” is any beneficial owner of a Note that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding Notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase and ownership of the Notes by the partnership.

THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE AND OWNERSHIP OF THE NOTES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE AND OWNERSHIP OF THE NOTES BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Classification of the Notes

No authority directly addresses the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. In general, a taxpayer is bound by the form of a transaction for U.S. federal income tax purposes. In form, the Notes will be obligations of Daric. Accordingly, although the matter is not free from doubt, Daric intends to treat the Notes as indebtedness of Daric for U.S. federal income tax purposes.

The IRS may take contrary positions and, accordingly, no assurance can be given that the IRS or a court will agree with the tax characterizations and tax consequences described below. Where the form of a transaction does not reflect the economic realities of the transaction, the substance rather than the form should determine the tax consequences. Each series of Notes will correspond to a member loan, and Daric has no obligation to make any payments on the Notes unless, and then only to the extent that, Daric has received payments on the corresponding member loan. Accordingly, the IRS could determine that, in substance, each investor in a Note owns a proportionate interest in the corresponding member loan for U.S. federal income tax purposes. The IRS could also determine that the Notes are not indebtedness of Daric but another financial instrument.

The following discussion is based upon the assumption that each Note will be treated as a debt instrument of Daric for U.S. federal income tax purposes. Any differing treatment of the Notes could significantly affect the amount, timing and character of income, gain or loss in respect of an investment in the Notes. Accordingly, all prospective purchasers of the Notes are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Notes (including any possible differing treatments of the Notes).

Taxation of Payments on the Notes

The Notes will have original issue discount, or OID, for U.S. federal income tax purposes. A U.S. Holder of a Note will be required to include such OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues under a constant yield method in advance of the receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting. If a Note is paid in accordance with its payment schedule, which is available on the holder’s account page at www.Daric.com, the amount of OID includible in income by a U.S. Holder is anticipated to be based on the yield of the Note determined net of the 1% service charge, as described below, which yield will be lower than the stated interest rate on the Note. As a result, the holder will generally be required to include an amount of OID in income that is less than the amount of stated interest paid on the Note. On the other hand, if a payment on a Note is not made in accordance with such payment schedule, for example because the borrower member did not make timely payment in respect of the corresponding member loan, a U.S. Holder will be required to accrue and include such amount of OID in taxable income as interest even though such interest has not been paid.

The Treasury Regulations governing OID provide special rules for determining the amount and accrual of OID for debt instruments that provide for one or more alternative payment schedules applicable upon the occurrence of contingencies. If the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, the amount and accrual of OID is determined based on that payment schedule. In addition, under the applicable Treasury Regulations, remote and/or incidental contingencies generally may be ignored. A contingency relating to the amount of a payment is incidental if, under all reasonably expected market conditions, the potential amount of the payment is insignificant relative to the total expected amount of the remaining payments on the debt instrument. A contingency relating to the timing of a payment is incidental if, under all reasonably expected market conditions, the potential difference in the timing of the payment is insignificant.

The Notes provide for one or more alternative payment schedules because Daric is obligated to make payments on a Note only to the extent that Daric receives payments on the corresponding member loan. The payment schedule for each Note, which is available on the holder’s account page at www.Daric.com, provides for payments of principal and interest (net of the 1% service charge) on the Note in accordance with the payment schedule for the corresponding member loan. In addition to scheduled payments, Daric will prepay a Note to the extent that a borrower member prepays the member loan corresponding to the Note, and late fees collected on the member loan corresponding to a Note will be paid to the holders of the Note. Notwithstanding such contingencies, Daric has determined that the payment schedule of a Note should be used to determine the amount and accrual of OID on the Note because Daric believes that a Note is significantly more likely than not to be paid in accordance with such payment schedule and/or the likelihood of nonpayment, prepayment, or late payment by the borrower member on the member loan corresponding to such Note will be remote or incidental. If in the future Daric determines that the previous sentence does not apply to a Note, Daric anticipates that it will be required to determine the amount and accrual of OID for such Note pursuant to the rules applicable to contingent payment debt instruments, which are described below, and shall so notify U.S. Holders of the Note.

Daric’s determination is not binding on the IRS. If the IRS determines that the Notes are “contingent payment debt instruments” due to the contingencies described above (or in the future, if Daric so concludes with respect to a particular series of Notes), the Notes will be subject to special rules applicable to contingent payment debt instruments. Such rules generally require a holder (i) to accrue interest income based on a projected payment schedule and comparable yield, which may be higher or lower than the stated interest rate on the Notes, and (ii) treat as ordinary income, rather than capital gain, any gain recognized on the sale, exchange, or retirement of the debt instrument. This discussion assumes that the Notes are not subject to the contingent payment debt instrument rules.

The OID on a Note will equal the excess of the Note’s “stated redemption price at maturity” over its “issue price.” The stated redemption price at maturity of a Note should include all payments of principal and stated interest on the Note (net of the 1% service charge) under the payment schedule of the Note. The issue price of the Notes will equal the principal amount of the Notes.

The amount of OID includible in a U.S. Holder’s income for a taxable year is the sum of the “daily portions” of OID with respect to the Note for each day during the taxable year in which the holder held the Note. The daily portion of OID is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the product of such Note’s adjusted issue price at the beginning of the accrual period and its yield to maturity (properly adjusted for the length of the period). Daric intends to use 30-day accrual periods. The adjusted issue price of a Note at the beginning of any accrual period should be its issue price, increased by the aggregate amount of OID previously accrued with respect to the Note, and decreased by any payments of principal and interest previously made on the Note (net of the 1% service charge). A Note’s yield to maturity should be the discount rate that, when used to compute the present value of all payments of principal and interest to be made on the Note (net of the 1% service charge) under the payment schedule of the Note, produces an amount equal to the issue price of such note. A Note’s yield to maturity should be the yield of the Note determined net of the 1% service charge.

Cash payments of interest and principal (net of the 1% service charge) under the payment schedule on the Notes will not be separately included in income, but rather will be treated first as payments of previously accrued but unpaid OID and then as payments of principal.

Prepayments

As discussed above, Daric will prepay a Note to the extent that a borrower member prepays the member loan corresponding to the Note. If Daric prepays a note in full, the Note will be treated as retired, and a U.S. Holder generally will have gain or loss equal to the difference between the amount realized upon the retirement and the U.S. Holder’s adjusted tax basis in the Note. In general, a U.S. Holder’s adjusted tax basis in a Note will equal the issue price of the Note increased by the amount of OID included in income and decreased by any payment received by the holder with respect to such Note. If Daric prepays a note in part, a portion of the Note will be treated as retired. Generally, for purposes of determining (i) the gain or loss attributable to the portion of the Note retired and (ii) the OID accruals on the portion of the Note remaining outstanding, the adjusted issue price, holder’s adjusted basis, and the accrued but unpaid OID of the Note, determined immediately before the prepayment, will be allocated between the two portions of the Note based on the portion of the Note that is treated as retired. The yield to maturity of a Note should not be affected by a partial prepayment.

Gain or loss from retirement generally will be capital gain or loss and will be long-term capital gain or loss if at the time of retirement the Note has been held for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), certain non-corporate U.S. Holders, including individuals, are eligible for lower rates of U.S. federal income tax on long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Daric does not anticipate that the prepayment of a Note will give rise to gain because the issue price of a Note is equal to its principal amount. The prepayment of a Note is anticipated to give rise to a loss because the adjusted tax basis of the Note at the time of prepayment generally will be greater than the principal repaid net of the 1% service charge.

Late Payments

As discussed above, late fees collected on the member loan corresponding to the Notes will be paid to the holders of the Notes. It is expected that any late fees paid will be insignificant relative to the total expected amount of the remaining payments on the Note. In such case, any late fees paid to a U.S. Holder of Notes should be taxable as ordinary income at the time such fees are paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Nonpayment of Member Loans Corresponding to Note

In the event that Daric does not make scheduled payments on a Note as a result of nonpayment by a borrower member on the member loan corresponding to the Note, a U.S. Holder must continue to accrue and include OID on a Note in taxable income. Solely for purposes of the OID rules, the Note may be treated as retired and reissued on the scheduled payment date for an amount equal to the Note’s adjusted issue price on that date. As a result of such reissuance, the amount and accrual of OID on the Note may change. At the time of the deemed reissuance, due to nonpayment by the borrower member, Daric may not be able to conclude that it is significantly more likely than not that the Note will be paid in accordance with one payment schedule and/or that the likelihood of future nonpayment, prepayment, or late payment by the borrower member on the member loan corresponding to such Note will be remote or incidental. Accordingly, the Note may become subject to the contingent payment debt instrument rules. As discussed above, contingent payment debt instruments are subject to special rules. If Daric determines that a Note is subject to the contingent payment debt instrument rules as a result of such a reissuance, it will notify the U.S. holders and provide the projected payment schedule and comparable yield.

If collection on a Note becomes doubtful, a U.S. Holder may be able to stop accruing OID on the Note. Under current IRS guidance, it is not clear whether a U.S. Holder may stop accruing OID if scheduled payments on a Note are not made. U.S. Holders should consult their own tax advisors regarding the accrual and inclusion of OID in income when collection on a Note becomes doubtful.

Losses as a result of Worthlessness

In the event that a Note becomes worthless, a non-corporate U.S. Holder that did not acquire the Note as part of the holder’s trade or business generally should be entitled to deduct the holder’s adjusted tax basis in the Note as a short-term capital loss in the taxable year the Note becomes worthless. The portion of the U.S. Holder’s adjusted tax basis attributable to accrued but unpaid OID may be deductible as an ordinary loss, although such treatment is not entirely free from doubt. Under Section 166 of the Code, corporate U.S. Holders and other U.S. Holders that acquired Notes as part of a trade or business generally are entitled to deduct as an ordinary loss any loss sustained during the taxable year on account of a Note becoming wholly or partially worthless. U.S. Holders should consult their own tax advisors regarding the character and timing of losses attributable to Notes that become worthless in whole or in part.

Interest on Amounts Held in the NOW ITF Account

Interest earned on amounts held in the NOW ITF account on behalf of a U.S. Holder generally will be taxable to the U.S. Holder as ordinary income at the time that such interest is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Backup Withholding and Information Reporting

In general, Daric will be required to provide information returns to non-corporate U.S. Holders, and corresponding returns to the IRS, with respect to (i) payments, and accruals of OID, on the Notes, (ii) payments with respect to proceeds from a retirement of a Note and (iii) interest earned on amounts held on behalf of the holder in the NOW ITF account. In addition, a non-corporate U.S. Holder may be subject to backup withholding (currently at a 28% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements or otherwise establish an exemption from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

ABOUT Daric

 This discussion contains forward-looking statements that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including but not limited to those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

Daric is an Internet-based peer to peer lending platform that enables its borrower members to borrow money and its lender members to purchase Member Payment Dependent Notes, the proceeds of which fund loans made to individual borrower members. We allow qualified borrower members to obtain loans with lower interest rates than they could through credit cards or traditional banks. We provide lender members with the opportunity to invest in securities that are dependent for payment on member loans with interest rates and credit characteristics the lender members find attractive. As a part of operating our lending platform, we verify the identity of members, obtain borrower members’ credit characteristics from consumer reporting agencies such as TransUnion, Experian or Equifax and screen borrower members for eligibility to participate in the platform and facilitate the origination of member loans through our agreement with WebBank, an FDIC-insured, state-chartered industrial bank organized under the laws of the state of Utah. We also provide servicing for the member loans on an ongoing basis.

All member loans are unsecured obligations of individual borrower members with fixed interest rates and three-year maturities. The member loans are originated through our website, funded by WebBank at closing and immediately assigned to Daric upon closing.

Following the date of this prospectus, our lender members will have the opportunity to buy Notes issued by Daric, with each series of Notes corresponding to a single individual borrower member loan originated through our platform. The Notes are not transferable, although we intend in the future to establish a resale platform for the Notes that will facilitate the transfer of Notes among lender members. See “Future Plans for Resale Platform” below.

Daric was incorporated in Delaware in April 2011, and plans to launch its public website following the date of this prospectus, pursuant to an agreement with WebBank. WebBank serves as the lender for all member loans originated through our platform. Our agreement with WebBank will enable us to make our platform available to borrowers initially in California, Texas, New York, Florida, and Illinois, and eventually throughout the nation. We pay WebBank a monthly service fee based on the amount of loan proceeds disbursed by WebBank in each month, subject to a minimum monthly fee.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, revenues and expenses and related disclosures. Management bases its estimates on historical experience and on various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates. Our significant accounting policies are more fully described in Note 1 to our consolidated financial statements included elsewhere in this prospectus.

Revenue Recognition

Revenues primarily result from interest earned on loans held for investment and transaction fees, which are borrower origination fees (borrower member paid) and lender member service charges (lender member paid).

Interest income is accrued and recorded in our statement of operations as earned. Loans are placed on non-accrual status when any portion of scheduled principal or interest payments is 90 days past due, or earlier, when concern exists as to the ultimate collectability of outstanding principal or interest. When a loan is placed on non-accrual status, the accrued and unpaid interest is reversed and interest income is recorded when the principal balance has been reduced to an amount that is deemed collectible. Loans return to accrual status when principal and interest become current and are anticipated to be fully collectible on a timely basis.

Revenues related to borrower origination fees are recognized in accordance with Statement of Financial Accounting Standards No. 91, “Accounting for Non-refundable Fees and Costs” (“SFAS 91”). The borrower origination fee charged to borrower members is determined by the credit grade of their unsecured loan. The borrower origination fee is included in the Annual Percentage Rate (“APR”) calculation provided to the borrower member and is deducted from the gross loan proceeds prior to disbursement of the loan funds to the borrower member. A loan is considered funded when the Automated Clearing House (“ACH”) transaction has been successfully initiated to the borrower member’s bank account.

Borrower origination fees are accounted for in one of two methods, depending upon whether the loans were sold to lender members and are therefore not recorded on the accompanying balance sheets (“transferred loans”) or, for those loans which Daric is the direct lender and as such, those loans are recorded on the accompanying balance sheet (“loans held for investment”). These two types of borrower origination fee transactions are accounted for as follows:

Borrower origination fees for transferred loans — Because the earnings process is deemed to be complete at the time these loans are transferred to the lender members, and there is no recourse to Daric in the event of default by the borrower, Daric recognizes one hundred percent of this type of loan origination fee as revenue at the time the loan is transferred to the lender member. Borrower origination fees for loans held for investment — Borrower origination fees from loans originated with Daric funds are initially deferred and subsequently amortized ratably over the term of the loan as an adjustment to the yield of the loan, and are reported in our statements of operations as interest income.

Lender service charge revenue is recognized in accordance with Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140” (“SFAS 156”), and is calculated and recognized when a borrower member payment is successfully transacted via an ACH debit out of the borrower member’s bank account. Currently, a 1% service charge is charged on each payment and is deducted from the proceeds remitted to the lender member at the time that the payment is received from the borrower member, until such time the member loan is either paid in full or becomes delinquent and goes on non-accrual status.

Allowance for Loan Losses

We may incur losses in connection with loans we purchase and hold for investment if borrower members fail to pay their monthly loan payments. We provide for incurred losses on loans with an allowance for loan losses in accordance with Statement of Financial Accounting Standards No. 114, “Accounting by Creditors for Impairment of a Loan” (“SFAS 114”). The loan loss allowance is a valuation allowance established to provide for estimated incurred credit losses in the portfolio of loans held for investment at the balance sheet.

The allowance for loan losses, which management evaluates on a periodic basis, represents an estimate of potential credit losses inherent in the portfolio and is based on a variety of factors, including the composition and quality of the loan portfolio, delinquency levels and trends, probable expected losses for the next twelve months, current and historical charge-off and loss experience, current industry charge-off and loss experience, the condition of the market, the interest rate climate and general economic conditions. Determining the adequacy of our allowance for loan losses is subjective, complex and requires judgment by management about the effect of matters that are inherently uncertain. Moreover, in light of our limited operating history, we do not have significant historical experience from which to estimate expected losses in our portfolio.

A member loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the original loan agreement with the borrower member. Our loan portfolio is comprised primarily of small groups of homogeneous, unsecured loans made to borrower members. We do not evaluate individual homogeneous loans for impairment. These loans are generally placed on non-accrual status when they become 90 days delinquent. Our estimate of the required allowance for loan losses is developed by estimating both the rate of default of the loans and the amount of loss in the event of default. The rate of default is assigned to the loans based on their attributes (e.g., borrower member FICO score, debt-to-income ratio, income verification, if undertaken, and credit grade) and collection status. The rate of default is based on analysis of actual and expected migration of loans from each aging category to default over a twelve-month period. Loans more than 90 days past due are assigned a rate of default that measures the percentage of such loans that default over their lives as it is assumed that the condition causing the ultimate default currently exists. The default rate of the loan is then multiplied by an average loss rate for the type of loan. Loan losses are charged against the allowance when management believes the loss is confirmed. We make an initial assessment of whether a charge-off is required on our delinquent loans no later than the 120th day of delinquency.

Stock-Based Compensation

The Company applies Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) to account for equity awards made to employees. SFAS 123R requires all share-based payments made to employees, including grants of employee stock options, restricted stock and employee stock purchase rights, to be recognized in the financial statements based on their respective grant date fair values and does not allow the previously permitted pro forma disclosure-only method as an alternative to financial statement recognition. SFAS 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under previous literature.

SFAS 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense ratably over the requisite service periods. The Company has estimated the fair value of each award as of the date of grant using the Black-Scholes option pricing model. The Black-Scholes option pricing model considers, among other factors, the expected life of the award and the expected volatility of the Company’s stock price.

SFAS 123R also requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. Stock-based compensation expense was recorded net of estimated forfeitures for the year ended March 31, 2013.

Share-based awards issued to non-employees are accounted for in accordance with provisions of SFAS 123R and EITF 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods and Services.”

Since our common stock is not publicly traded, the expected volatility was calculated for each date of grant based on an alternative method. We identified similar public entities for which share price information is available and have considered the historical volatility of these entities’ share price in estimated expected volatility.

Revenues

Our business model consists primarily of charging a transaction fee to both borrower members and lender members. The borrower member pays a fee to us for providing the services of arranging the member loan and the lender member pays a fee to us for managing the payments on the loans and maintaining account portfolios. We also charge fees to our borrower members for unsuccessful payments. We also generate revenue from interest earned on our loans held for investment.

Borrower Origination Fees

Origination fees  range from 0.75% to 3.00% of the aggregate principal amount of the member loan, as set forth below:

Loan Grade	A	B	C	D	E	F	G
Fee	0.75%	1.50%	2.00%	2.50%	2.75%	3.00%	3.00%

The borrower origination fee is included in the APR calculation provided to the borrower member and is deducted from the gross loan proceeds prior to disbursement of funds to the borrower member. We do not receive a borrower origination fee if a member loan request does not close and fund.

Borrower Origination Fees — Loans Held for Investment

We compute borrower origination fees for loans we fund directly by subtracting the average costs of originating a loan from the aggregate fee charged to the borrower member for the loan. We initially defer this net amount and subsequently amortize the balance over the servicing period of the member loan, which is currently 36 months for each funded loan.

Interest on Loans Held for Investment

We also generate revenue from interest earned on loans held for investment. When payments are received, the interest portion paid by our borrower members on the loans we have funded and the amortization of the origination fees are recorded as interest income. Interest, excluding amortization of origination fees, currently ranges from 6.00% to 25.00% per annum.

Interest from Cash and Investments

Interest from cash and investments held in bank accounts is recorded as it is earned.

Borrower Unsuccessful Payment Fees

Our procedures generally require the automatic debiting of borrower member bank accounts by ACH transfer, although we allow payment by check, subject to a five percentage point increase in the interest rate. We charge an unsuccessful payment fee to a borrower member to cover the cost we incur if an automatic payment fails and is rejected by the borrower member’s bank, for example if there is an insufficient balance in the bank account or if the account has been closed or otherwise suspended. We consider each attempt to collect the monthly payment to be a separate transaction and may assess an unsuccessful payment fee for each failed attempt. We retain the entire amount of an unsuccessful payment fee, which is currently $15.00 per transaction, to cover our costs.

Provision for Loan Losses

The allowance for loan losses, which management evaluates on a periodic basis, represents an estimate of potential credit losses inherent in the portfolio of loans we hold for investment and is based on a variety of factors, including the composition and quality of the loan portfolio, delinquency levels and trends, probable expected losses for the next twelve months, current and historical charge-off and loss experience, current industry charge-off and loss experience, the condition of the market, the interest rate climate and general economic conditions. Determining the adequacy of the allowance for loan losses is subjective, complex and requires judgment by management about the effect of matters that are inherently uncertain.

Lender Service Charge (Amortization of loan servicing rights)

We charge lender members an ongoing service charge in respect of loans they have purchased through our platform and will continue to charge this amount in the future with respect to the Notes. The service charge offsets the costs we incur in servicing member loans, including managing payments from borrower members, payments to lender members and maintaining account portfolios. This service charge is equal to 1.00% of all amounts paid by Daric to a lender member with respect to a loan. The service charge is deducted from any payments on a loan before the net amounts of those payments are allocated to the lender members’ Daric accounts.

Under the terms of our loan agreements with our borrower members, we have the right to charge a late payment fee of $15.00 or five percent of the outstanding payment, whichever is greater, if the borrower member’s payment is more than 15 days late. We deduct a service charge equal to 1.00% of the amount of any late payment fee collected before the net amount of the payment is allocated to the lender member’s Daric account.

Operating Expenses

Sales, Marketing, and Customer Service Expense

Sales, marketing, and customer service expense consists primarily of salaries, benefits and stock-based compensation related to marketing and customer service personnel, contracting personnel, service providers, travel and other reimbursable expenses and marketing programs, such as trade shows and marketing campaigns.

Engineering Expense

Engineering expense consists primarily of salaries, benefits and stock-based compensation of personnel who work on the development and maintenance of the Company’s lending platform and software enhancements that run the Company’s lending platform.

General and Administrative Expense

General and administrative expense consists primarily of salaries, benefits and stock-based compensation related to general and administrative personnel, professional fees primarily related to legal and audit fees, facilities expenses and the related overhead, and bad debt expense.

Future Plans for Resale Platform

We are working to establish a resale platform for the Notes that would enable our lender members to transfer their Notes to other lender members. The resale platform would be added to, or accessible from, our website, and would integrate with our payment and clearing processes.

We will require all participants in the resale platform to be lender members of Daric and they will be subject to the same registration and identity verification procedures as all other members. We intend that prices on this resale platform will be set by a formula established by Daric that will take into account whether the member loan corresponding to the Note is current, the payment history on such member loan, and any changes in our base interest rate since the member loan corresponding to the Note was funded. We currently expect to assess a 1% transaction fee to the seller of the Note at the time of sale on the resale platform.

In order to establish a resale platform we must address various regulatory and operational issues and we are working to do that. We cannot, however, make any assurances that we will be successful in launching a resale platform in the near future, or at all.

BUSINESS

Overview

Daric Corporation is the operator of the Internet-based peer to peer lending platform described in more detail in this prospectus under the caption “About the Loan Platform.” Our platform provides a number of benefits to our borrower members. We believe the key features of the Daric experience are the following:

Better interest rates than those available from traditional banks; 24-hour online availability to initiate a loan request; Convenient, electronic payment processing; and Amortizing, fixed rate loans, which represent a more responsible way for consumers to borrow than revolving credit facilities.

Business Strengths

We believe that the following business strengths differentiate us from competitors and are key to our success:

Focus on high quality borrowers.  We require borrower members to have a FICO score of at least 660; a debt-to-income ratio (excluding mortgage) below 30%, as calculated by Daric based on (i) the debt reported by a consumer reporting agency; and (ii) the income reported by the borrower member, which we verify in approximately 25% of cases; and a credit file without any current delinquencies, recent bankruptcy, open tax liens or open collections.  • Social connections among our members.  We believe that the ability for members to discover how they are related through social connections, education, workplace and geography has helped forge a sense of community among our members, which we believe will help lead to low delinquency rates due to a sense of social obligation.  • Efficient distribution channels.  We acquire many of our members through online communities, social networks and marketers in a cost-efficient way.  • Superior technology.  We believe our Portfolio Builder technology helps lender members easily diversify their Note purchases to correlate with corresponding member loans that the lender members select as the most suitable for them, based on their needs. We additionally have credit verification schemes and borrower approval times that substantially outpace our competitors, and a user interface and experience that allow borrowers and lenders security with ease of use.

Corporate History

We were incorporated in Delaware in April 2011, and we plan to launch following the date of this prospectus pursuant to an agreement with WebBank for initial operations in California, New York, Texas, Illinois, and Florida.

Marketing

Our marketing efforts are designed to attract members to our website, to enroll them as members and to close transactions with them. We believe there are significant opportunities to increase the number of members who use our platform through additional marketing initiatives. We will employ a combination of paid and unpaid sources to market the Daric platform. We will also invest in public relations to build our brand and visibility.

We will attract members in a variety of ways, including advertising, search engine results and word-of-mouth referrals.

Technology

Our system hardware is located in a hosting facility located in Northern Virginia, owned and operated by Amazon AWS's EC2 service. The facility provides around-the-clock security personnel, video surveillance and biometric access screening and is serviced by onsite electrical generators, fire detection and suppression systems. The facility has multiple Tier 1 interconnects to the Internet. We also maintain a real time backup system.

 We continuously monitor the performance and availability of our platform. We have a scalable infrastructure that utilizes standard techniques such as load-balancing and redundancies.

We process electronic deposits and payments by originating ACH transactions using secure third-party software.

Scalability

Our platform is highly scalable, because it does not contain any single point of processing that might restrict or reduce the capacity of the overall system. The platform is designed as a collection of many small symmetrical servers capable of replacing each other with no strict dependency between them. This design allows us to either scale up either by deploying one or a limited small number of our servers and configuring them to take advantage of the machine they run on, or deploying a large number of servers and configuring them to run on lightweight machines. Our online deployment employs a fast load balancer as a reverse proxy for all the machines containing the actual symmetrical servers, which allows us to intercept end-user requests and route them to the least busy server.

Data integrity and security

All data received from end users or from our business counterparties are transported in a secure manner; for example, we only expose data or actions pages of our application in SSL mode. We have received an SSL certificate from GoDaddy. For communication with our banking counterparties, we require a dedicated, fully authenticated connection (VPN), in addition to the SSL encryption of the data. Data storage follows specific rules for specific cases. For example, the most sensitive information is stored using one-way encryption, which makes it impossible to read in the clear, while the next level of data security uses regular encryption, which requires a key in order to decrypt the data, and for regular data, a set of access control rules have been created to limit the visibility of the data and to protect the privacy of each user.

Daric utilizes state of the art network firewall technology for perimeter level threat protection. The philosophy of least privilege is used throughout the infrastructure. In short, each person has access to only what they must have access to in order to do their job. The following are used as part of Daric’s security process: centralized logging with custom real-time alerts (servers and firewalls), host based intrusion detection, individual firewalls in addition to TCP wrappers, system / service level monitoring, active blocking of attacks, disabled root ssh logins, and centralized configuration management. In addition, no two accounts use the same name on any two servers.

Fraud detection

We consider fraud detection to be of utmost importance to the successful operation of our business. We employ a combination of proprietary technologies and commercially available licensed technologies and solutions to prevent and detect fraud. We employ techniques such as knowledge based authentication (KBA), out-of-band authentication and notification, behavioral analytics and digital fingerprinting to prevent fraud. We use services from third party vendors for user identification, credit checks and OFAC compliance. In addition, we use specialized third party software to augment our fraud detection systems. In addition to our fraud detection system, we also have a dedicated team which conducts additional in-depth investigations of cases flagged for high fraud risk.

Engineering

We have made substantial investment in software and website development and we expect to continue or increase the level of this investment as part of our strategy to continually improve the Daric platform. In addition to developing new products and maintaining an active online deployment, the engineering department also performs technical competitive analysis as well as systematic product usability testing.

Competition

The market for peer to peer lending is competitive and rapidly evolving. We believe the following are the principal competitive factors in the peer to peer lending market:

 • pricing and fees;  • website attractiveness;  • member experience, including borrower full funding rates and lender returns;  • acceptance as a social network;  • branding; and  • ease of use, with the elimination of traditional bottlenecks in borrower and lender approval.

Our competitors in the peer to peer lending space include Prosper Marketplace, Virgin Money, Daric and Zopa. Some of our competitors focus on a broader range of borrowers than we do, including sub-prime borrowers. Our exclusive focus is higher quality borrowers.

We also face competition from major banking institutions, credit unions, credit card issuers and other consumer finance companies.

We may also face future competition from new companies entering our market, which may include large, established companies, such as eBay Inc., Google Inc. or Yahoo! Inc. These companies may have significantly greater financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their consumer lending platforms. These potential competitors may be in a stronger position to respond quickly to new technologies and may be able to undertake more extensive marketing campaigns. These potential competitors may have more extensive potential borrower bases than we do. In addition, these potential competitors may have longer operating histories and greater name recognition than we do. Moreover, if one or more of our competitors were to merge or partner with another of our competitors or a new market entrant, the change in competitive landscape could adversely affect our ability to compete effectively.

Intellectual Property

Our intellectual property rights are important to our business. We rely on a combination of copyright, trade secret, trademark, patent and other rights, as well as confidentiality procedures and contractual provisions to protect our proprietary technology, processes and other intellectual property.

Although the protection afforded by copyright, trade secret, trademark and patent law, written agreements and common law may provide some advantages, we believe that the following factors help us to maintain a competitive advantage:

 • the technological skills of our software and website development personnel;  • frequent enhancements to our platform; and  • high levels of member satisfaction.

Our competitors may develop products that are similar to our technology. For example, our legal agreements may be copied directly from our website by others. We enter into confidentiality and other written agreements with our employees, consultants and partners, and through these and other written agreements, we attempt to control access to and distribution of our software, documentation and other proprietary technology and information. Despite our efforts to protect our proprietary rights, third parties may, in an authorized or unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute our intellectual property rights or technology or otherwise develop a product with the same functionality as our solution. Policing all unauthorized use of our intellectual property rights is nearly impossible. Therefore, we cannot be certain that the steps we have taken or will take in the future will prevent misappropriations of our technology or intellectual property rights.

“Daric” is a registered trademark in the United States.

We use software licensed to us by third parties to operate certain aspects of our loan platform, including payment processing software. If we were to lose the right to use any of the software we license or such software malfunctions, our ability to process payments and operate the platform could suffer until we can transition to another service provider or repair the cause of the malfunctioning software.

Employees

As of March 31, 2013, we employed 3 full-time employees.

None of our employees are represented by labor unions. We have not experienced any work stoppages and believe that our relations with our employees are good.

Facilities

Our corporate headquarters, including our principal administrative, marketing, technical support and engineering functions, is located in Redwood City, California, where we lease workstations and conference rooms under a month-to-month lease agreement. We believe that our existing facilities are adequate to meet our current needs, have the ability to request for more space as needed, and that suitable additional alternative spaces will be available in the future on commercially reasonable terms.

Legal Proceedings

We are not aware of any litigation matters which have had, or are expected to have, a material adverse effect on us.

GOVERNMENT REGULATION

Overview

The consumer loan industry is highly regulated. Daric, and the member loans made through our platform, are subject to extensive and complex rules and regulations, licensing and examination by various federal, state and local government authorities. These authorities impose obligations and restrictions on our activities and the member loans made through the Daric platform. In particular, these rules limit the fees that may be assessed on the member loans, require extensive disclosure to, and consents from, our participants, prohibit discrimination and impose multiple qualification and licensing obligations on Daric. Failure to comply with these requirements may result in, among other things, revocation of required licenses or registration, loss of approved status, voiding of the loan contracts, class action lawsuits, administrative enforcement actions and civil and criminal liability. While compliance with such requirements is at times complicated by our novel business model, we believe we are in substantial compliance with these rules and regulations. These rules and regulations are subject to continuous change, however, and a material change could have an adverse effect on our compliance efforts and ability to operate.

Licensing And Consumer Protection Laws

State Licensing Requirements

Daric plans an initial launch to conduct its activities on a uniform basis in California, Texas, New York, Florida, and Illinois. State licensing statutes impose a variety of:

 • recordkeeping requirements;  • restrictions on loan origination and servicing practices, including limits on finance charges and fees;  • disclosure requirements;  • examination requirements;  • surety bond and minimum net worth requirements;  • financial reporting requirements;  • notification requirements for changes in principal officers, stock ownership or corporate control;  • restrictions on advertising; and  • review requirements for loan forms.

The statutes also subject Daric to the supervisory and examination authority of state regulators in certain cases.

State Usury Limitations

Applicable federal law and judicial interpretations permit FDIC-insured depository institutions, such as WebBank, to “export” the interest rate permitted under the laws of the state where the bank is located, regardless of the usury limitations imposed by the state law of the borrower’s residence unless the state has chosen to opt out of the exportation regime. WebBank is located in Utah, and Utah law does not limit the amount of interest that may be charged on loans of the type offered through the Daric platform. Although some states have opted out of the exportation regime, judicial interpretations support the view that such opt outs only apply to loans “made” in those states. A loan made through the Daric platform by WebBank may be subject to state usury limits if the loan is deemed subject to the usury laws of a state that has opted-out of the exportation regime.

State Disclosure Requirements and Other Substantive Lending Regulations

Daric also is subject to state laws and regulations that impose requirements related to loan disclosures and terms, credit discrimination, credit reporting, debt collection and unfair or deceptive business practices. Our ongoing compliance program seeks to comply with these requirements.

Truth in Lending Act

The Truth in Lending Act (TILA), and Regulation Z, which implements it, require lenders to provide consumers with uniform, understandable information concerning certain terms and conditions of their loan and credit transactions. These rules apply to WebBank as the creditor for member loans originated on the Daric platform, but because the transactions are carried out on our hosted website, we facilitate compliance. For closed-end credit transactions of the type provided through our platform, these disclosures include providing the annual percentage rate, the finance charge, the amount financed, the number of payments and the amount of the monthly payment. The creditor must provide the disclosures before the loan is closed. TILA also regulates the advertising of credit and gives borrowers, among other things, certain rights regarding updated disclosures and the treatment of credit balances. Our platform provides borrowers with a TILA disclosure at the time a borrower member posts a loan request on the platform. If the borrower member’s request is not fully funded and the borrower chooses to accept a lesser amount offered, we provide an updated TILA disclosure. We also seek to comply with TILA’s disclosure requirements related to credit advertising.

Equal Credit Opportunity Act

The federal Equal Credit Opportunity Act (ECOA) prohibits creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, or the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or any applicable state law. Regulation B, which implements ECOA, restricts creditors from requesting certain types of information from loan applicants and from making statements that would discourage on a prohibited basis a reasonable person from making or pursuing an application. These requirements apply both to a lender such as WebBank as well as to a party such as Daric that regularly participates in a credit decision. Lender members may also be subject to the ECOA in their capacity as purchasers of Notes, if they are deemed to regularly participate in credit decisions. In the underwriting of member loans on the platform, both WebBank and Daric seek to comply with ECOA’s provisions prohibiting discouragement and discrimination. As further measures, borrowers are instructed not to provide the type of information that creditors are not permitted to request from applicants under the ECOA and the note purchase agreement requires lender members to comply with the ECOA in their selection of member loans they designate for funding.

The ECOA also requires creditors to provide consumers with timely notices of adverse action taken on credit applications. WebBank and Daric provide prospective borrowers who apply for a loan through the platform but are denied credit with a joint adverse action notice in compliance with the ECOA requirements (see also below regarding “Fair Credit Reporting Act”).

Fair Credit Reporting Act

The federal Fair Credit Reporting Act (FCRA) promotes the accuracy, fairness and privacy of information in the files of consumer reporting agencies. FCRA requires a permissible purpose to obtain a consumer credit report, and requires persons to report loan payment information to credit bureaus accurately. FCRA also imposes disclosure requirements on creditors who take adverse action on credit applications based on information contained in a credit report. Effective November 1, 2008, creditors must also develop and implement an identity theft prevention program for combating identity theft in connection with new and existing accounts. WebBank and Daric have a permissible purpose for obtaining credit reports on potential borrowers and also obtain explicit consent from borrowers to obtain such reports. As the servicer for the member loans, Daric also accurately reports member loan payment and delinquency information to consumer reporting agencies. Finally, WebBank and Daric provide a joint ECOA/FCRA adverse action notice to a rejected borrower at the time the borrower is rejected that includes the required disclosures. Daric expects to cooperate with WebBank in developing and implementing an identity theft prevention program

Fair Debt Collection Practices Act

The federal Fair Debt Collection Practices Act (FDCPA) provides guidelines and limitations on the conduct of third-party debt collectors in connection with the collection of consumer debts. The FDCPA limits certain communications with third parties, imposes notice and debt validation requirements, and prohibits threatening, harassing or abusive conduct in the course of debt collection. While the FDCPA applies to third-party debt collectors, debt collection laws of certain states impose similar requirements on creditors who collect their own debts. Daric’s agreement with its lender members prohibits lender members from attempting to directly collect on the member loans. Actual collection efforts in violation of this agreement are unlikely given that lender members do not learn the identity of borrower members. Daric has contracted with a professional third-party debt collection agency, Collection Bureau Hudson Valley, Inc., to collect delinquent accounts. Hudson Valley is required to comply with the FDCPA in collecting delinquent accounts of Daric borrower members.

Privacy and Data Security Laws

The federal Gramm-Leach-Bliley Act (GLBA) limits the disclosure of nonpublic personal information about a consumer to nonaffiliated third parties and requires financial institutions to disclose certain privacy policies and practices with respect to information sharing with affiliated and nonaffiliated entities as well as to safeguard personal customer information. A number of states have similarly enacted privacy and data security laws requiring safeguards to protect the privacy and security of consumers’ personally identifiable information and to require notification to affected customers in the event of a breach. Daric has a detailed privacy policy, which complies with GLBA and is accessible from every page of our website. Daric maintains participants’ personal information securely, and does not sell, rent or share such information with third parties for marketing purposes. In addition, Daric takes a number of measures to safeguard the personal information of its members and protect against unauthorized access.

Servicemembers Civil Relief Act

The federal Servicemembers Civil Relief Act (SCRA) allows military members to suspend or postpone certain civil obligations so that the military member can devote his or her full attention to military duties. The SCRA requires Daric to adjust the interest rate of borrowers who qualify for and request relief. If a borrower member with an outstanding member loan is called to active military duty and can show that such military service has materially affected the member’s ability to make payments on the loan, Daric will reduce the interest rate on the loan to 6% for the duration of the borrower member’s active duty. During this period, the lender members who have purchased Notes dependent on such member loan will not receive the difference between 6% and the loan’s original interest rate.

Other Regulations

Electronic Fund Transfer Act and NACHA Rules

The federal Electronic Fund Transfer Act (EFTA), and Regulation E, which implements it, provides guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts. In addition transfers performed by Automated Clearinghouse (ACH) electronic transfers are subject to detailed timing and notification rules and guidelines administered by the National Automated Clearinghouse Association (NACHA). Most transfers of funds in connection with the origination and repayment of the member loans and bidding are performed by ACH. Daric obtains necessary electronic authorization from members for such transfer in compliance with such rules. Transfers of funds through the platform are executed by Wells Fargo Bank, N.A. and conform to the EFTA, its regulations and NACHA guidelines.

Electronic Signatures in Global and National Commerce Act/Uniform Electronic Transactions Act

The federal Electronic Signatures in Global and National Commerce Act (ESIGN) and similar state laws, particularly the Uniform Electronic Transactions Act (UETA), authorize the creation of legally binding and enforceable agreements, including electronic promissory notes, utilizing electronic records and signatures. ESIGN and UETA require businesses that want to use electronic records or signatures in consumer transactions to obtain the consumer’s consent to receive information electronically. When a borrower or lender member registers on the platform, Daric obtains his or her consent to transact business electronically and maintains electronic records in compliance with ESIGN and UETA requirements.

Bank Secrecy Act

In cooperation with WebBank, Daric implements the various anti-money laundering and screening requirements of applicable federal law. With respect to new borrower members, Daric applies the customer verification program rules and screens names against the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control (OFAC) pursuant to the USA PATRIOT Act amendments to the Bank Secrecy Act (BSA) and its implementing regulation. Daric also has an anti-money laundering policy and procedures in place to voluntarily comply with the anti-money laundering requirements of the USA PATRIOT Act and the BSA.

New Laws and Regulations

From time to time, various types of federal and state legislation are proposed and new regulations are introduced that could result in additional regulation of, and restrictions on, the business of consumer lending. We cannot predict whether any such legislation or regulations will be adopted or how this would affect our business or our important relationships with third parties such as WebBank. In addition, the interpretation of existing legislation may change or may prove different than anticipated when applied to our novel business model. For example, if we identify any states in which licensing or registration is required, we intend to proceed with licensing or registration in the affected state. If any state asserts jurisdiction over our business in a manner that we did not expect, we will consider whether to challenge the assertion or proceed with licensing or registration in the affected state. Compliance with such requirements could involve additional costs, which could have a material adverse effect on our business. As a consequence of the extensive regulation of commercial lending in the United States, our business is particularly susceptible to being affected by federal and state legislation and regulations that may increase the cost of doing business.

Foreign Laws and Regulations

Daric does not permit non-U.S. residents to register as members on the platform and does not operate outside the United States. It is, therefore, not subject to foreign laws or regulations.

MANAGEMENT

Executive Officers, Directors and Key Employees

The following table sets forth information regarding our executive officers, directors and key employees as of March 31, 2013:

Executive Officers

Greg Ryan

Prior to founding Daric, Mr. Ryan was the San Mateo County Co-Chair of the Steve Poizner for Governor campaign. A self-described “bookaholic,” Mr. Ryan came up with the idea for Daric while reading about the way London bankers funded their country’s colonial expansion by monetizing the British aristocracy’s vast land holdings. As CEO, Mr. Ryan plays the role of Daric’s chief evangelist and visionary. He graduated from Santa Clara University with a BA .

Vasant Ramachandran

Mr. Ramachandran is responsible for overseeing development work as Chief Technology Officer. He holds a B.S. and M.S. in Electrical Engineering from Stanford University, and held positions on development, data science, and research teams at LinkedIn, Aster Data, and the Stanford Genome Technology Center. He is interested in the applications of statistical signal processing and electrical engineering methodologies to economic and financial problems.

Cooper Dawson

Mr. Dawson, as VP of Design and CDO,  is responsible for crafting the brand identity and the look and feel of Daric. His previous work includes human factors research for Volkswagen, UX design for NeedFeed and lighting solutions for the Taipei 101 skyscraper and nightclubs across Europe and Asia. Mr. Dawson holds a B.S. in Product Design with a minor in Computer Science from Stanford University and was a student at the Hasso Platner Institute of Design.

Our Investors

Richard Kovacevich

Mr. Kovacevich is retired chairman of the board of directors and former CEO of Wells Fargo and Company. From 1986 to the 1998 merger with Wells Fargo, Mr. Kovacevich served successively as chief operating officer, CEO, and Chairman of Norwest Bank, where he pioneered new growth strategies into investment and insurance services. In 1998, Mr. Kovacevich was made CEO and president of Wells Fargo, and he was elected chairman in 2001.

Jennifer Johnson

Ms. Johnson has been the Chief Operating Officer and Executive Vice President at Franklin Resources Inc. since March 16, 2010. Ms. Johnson served as an Executive Vice President of Operations and Technology at Franklin Resources Inc. from December 2005 to March 2010 and as Senior Vice President and Chief Information Officer from May 2003 to December 2005. Ms. Johnson is employed at Franklin Resources, Inc. or subsidiaries in various capacities for the past eight years. As the Chief Information Officer, she has global responsibilities for software development and implementation, infrastructure and systems support, and telecommunications.

Jay Leupp

Mr. Leupp, CPA serves as a Portfolio Manager/Analyst at Lazard Asset Management LLC. Mr. Leupp is the Founder and serves as the Chief Executive Officer, President, Managing Principal and Portfolio Manager at Trust for Professional Managers - Grubb & Ellis Aga Realty Income Fund, Trust for Professional Managers - Grubb&Ellis AGA International Realty Fund and Trust for Professional Managers - Grubb&Ellis AGA U.S. Realty Fund.

Adam Ross

Mr. Ross serves as the Chairman and Chief Executive Officer of Goldcrest Investments, a diversified investment fund based in Dallas, Texas. Before founding Goldcrest, he was the President and owner of Poly-America, LP. Mr. Ross holds a BA from Standford University in 1995, He also obtained a JD from University of Texas School of Law in 1998. Other Silicon Valley investments include Facebook, Palantir, and Yammer.

Board Committees

Nominating Committee and Compensation Committee

We are not a “listed issuer” as defined under Section 10A-3 of the Exchange Act. We are, therefore, not required to have a nominating or compensation committee comprised of independent directors. We currently do not have a standing nominating or compensation committee and accordingly, there are no charters for such committees. We believe that standing committees are not necessary and the directors collectively have the requisite background, experience, and knowledge to fulfill any limited duties and obligations that a nominating committee and a compensation committee may have.

Audit Committee and Audit Committee Financial Expert

We are not a “listed issuer” as defined under Section 10A-3 of the Exchange Act. We are, therefore, not required to have an audit committee comprised of independent directors. We currently do not have an audit committee and accordingly, there is no charter for such committee. The board of directors performs the functions of an audit committee. We believe that our directors collectively have the requisite financial background, experience, and knowledge to fulfill the duties and obligations that an audit committee would have, including overseeing our accounting and financial reporting practices. Therefore, we do not believe that it is necessary at this time to search for a person who would qualify as an audit committee financial expert.

Director Compensation

During the year ended March 31, 2013, none of our directors received any compensation for service as a member of our board of directors. Non-employee directors are reimbursed reasonable travel and other expenses incurred in connection with attending our board meetings.

Limitations on Officers’ and Directors’ Liability and Indemnification Agreements

As permitted by Delaware and California law, our  certificate of incorporation and bylaws contain provisions that limit or eliminate the personal liability of our directors for breaches of duty to the corporation. Our  certificate of incorporation and bylaws limit the liability of directors to the fullest extent under applicable law. Delaware and California law provide that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

 • any breach of the director’s duty of loyalty to us or our stockholders;  • any act or omission not in good faith, believed to be contrary to the interests of the corporation or its shareholders, involving reckless disregard for the director’s duty, for acts that involve an unexcused pattern of inattention that amounts to an abdication of duty, or that involves intentional misconduct or knowing or culpable violation of law;  • any unlawful payments related to dividends, unlawful stock repurchases, redemptions, loans, guarantees or other distributions; or  • any transaction from which the director derived an improper personal benefit.

These limitations do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission.

As permitted by Delaware and California law, our  certificate of incorporation and bylaws also provide that:

 • we will indemnify our directors and officers to the fullest extent permitted by law;  • we may indemnify our other employees and other agents to the same extent that we indemnify our officers and directors; and  • we will advance expenses to our directors and officers in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

The indemnification provisions contained in our  certificate of incorporation and second  bylaws are not exclusive.

In addition to the indemnification provided for in our  certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our directors. These agreements require us, among other things, to indemnify such persons for all direct costs of any type or nature, including attorneys’ fees, actually and reasonably incurred by such person in connection with the investigation, defense or appeal of: (1) any proceeding to which such person may be made a party by reason of (i) such person’s service as a director or officer of Daric, (ii) any action taken by such person while acting as director, officer, employee or agent of Daric, or (iii) such person’s actions while serving at the request of Daric as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is or was incurred; or (2) establishing or enforcing a right to indemnification under the agreement.

Under these agreements, Daric is not obligated to provide indemnification: (1) on account of any proceeding with respect to (i) remuneration paid to such person in violation of law, (ii) an accounting, disgorgement or repayment of profits made from the purchase or sale by such person of securities of Daric against such person pursuant to the provisions of Section 16(b) of the Exchange Act, or other provisions of any federal, state or local statute or rules and regulations thereunder, (iii) conduct that was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination), or (iv) conduct that constitutes a breach of such person’s duty of loyalty or resulting in any personal profit or advantage to which such person is not legally entitled; (2) for any proceedings or claims initiated or brought by such person not by way of defense; (3) for any amounts paid in settlement without Daric’s written consent; or (4) if such indemnification would be in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act, or in any registration statement filed with the SEC. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

In addition, we maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

EXECUTIVE COMPENSATION, SHAREHOLDERS, AND TRANSACTIONS

All stock options granted to our named executive officers are incentive stock options, to the extent permissible under the Internal Revenue Code. All equity awards to our employees and directors were granted at no less than the fair market value of our common stock on the date of each award. In the absence of a public trading market for our common stock, our board of directors has determined the fair market value of our common stock in good faith based upon consideration of a number of relevant factors including the status of our development efforts, financial status and market conditions. Shares subject to the stock option vesting on the one year anniversary of the vesting commencement date and the remaining shares vesting in equal quarterly installments thereafter over three years. All options have a ten-year term. Additional information regarding accelerated vesting upon or following a change in control is discussed below.

Stock Options

Stock options will be granted pursuant to stock option agreements. Generally, the exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the 2013 plan will vest at the rate specified in the option agreement. A stock option agreement may provide for early exercise, prior to vesting. Unvested shares of our common stock issued in connection with an early exercise may be repurchased by us. In general, the term of stock options granted under the 2013 plan may not exceed ten years. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months, after the date the service relationship ends, unless the terms of the stock option agreement provide for earlier termination. If an optionholder’s service relationship with us, or any affiliate of ours, ceases without cause for any reason other than disability or death, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option.

Acceptable forms of consideration for the purchase of our common stock under the 2013 plan, to be determined at the discretion of our board of directors at the time of grant, include (i) cash or (ii) the tendering of other shares of common stock or the attestation to the ownership of shares of common stock that otherwise would be tendered to Daric in exchange for Daric’s reducing the number of shares necessary for payment in full of the option price for the shares so purchased (provided that the shares tendered or attested to in exchange for the shares issued under the 2013 plan may not be shares of restricted stock at the time they are tendered or attested to), or (iii) any combination of (i) and (ii) above.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power unless the following conditions are satisfied:

 • the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and  • the term of any ISO award must not exceed five years from the date of grant.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock purchase agreements. Daric shall have the right to repurchase any or all of the shares of restricted stock within such period of time and for such purchase price and upon such terms and conditions as may be specified in the restricted stock purchase agreements. Rights to acquire shares of our common stock under a restricted stock award are not transferable until the end of the applicable period of restriction. The Administrator, in its sole discretion, may impose such other restrictions on shares of restricted stock as it may deem advisable or appropriate.

Other Stock-Based Awards

The Administrator shall have the right to grant other awards based upon the common stock having such terms and conditions as the Administrator may determine, including without limitation the grant of shares based upon certain conditions, the grant of securities convertible into shares, the grant of performance units or performance shares and the grant of stock appreciation rights.

Option Grants to Outside Directors

Options may be granted to outside directors in accordance with the policies established from time to time by the board of directors specifying the number of shares (if any) to be subject to each award and the time(s) at which such awards shall be granted. All options granted to outside directors shall be NSOs and, except as otherwise provided, shall be subject to the terms and conditions of the 2013 plan.

As of the date hereof, we have not granted any options to our outside directors.

Adjustments

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the number of shares reserved under the 2013 plan and the maximum number and class of shares issuable to an individual in the aggregate, and the exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Dissolution or Liquidation

In the event of a proposed dissolution or liquidation of Daric, the Administrator shall provide written notice to each participant at least 20 days prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action. The Administrator may specify the effect of a liquidation or dissolution on any award of restricted stock or other award at the time of grant of such award.

Reorganization

(a) Upon the occurrence of a Reorganization Event (as defined below), subject to subsection (b) below, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(b) In the event that the successor corporation does not assume the option or an equivalent option is not substituted, then the Administrator shall, upon written or electronic notice to each Participant, provide that one of the following will occur, (i) all options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator upon a change of control of Daric, all options being made fully exercisable for purposes of this clause (i)) as of a specified time prior to the Reorganization Event and will thereafter terminate immediately prior to consummation of such Reorganization Event except to the extent exercised by the participants prior to the consummation of such Reorganization Event; or (ii) all outstanding options will terminate upon consummation of such Reorganization Event and each participant will receive, in exchange therefore, a cash payment equal to the amount (if any) by which (x) the Acquisition Price (as defined in the 2013 plan) multiplied by the number of shares of common stock subject to such outstanding options (which may, in the Administrator’s discretion, be limited to options then exercisable or include options then not exercisable), exceeds (y) the aggregate exercise price of such options.

(c) For the purposes of Reorganization, the option shall be considered assumed if, following consummation of the Reorganization Event, the option confers the right to purchase or receive, for each share of optioned stock subject to the option immediately prior to the Reorganization Event, the consideration (whether stock, cash, or other securities or property) received in the Reorganization Event by holders of the common stock for each share held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares). If such consideration received in the Reorganization Event is not solely common stock of the successor corporation or a parent or subsidiary thereof, then the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option for each share of the optioned sock subject to the option to be solely common stock of the successor corporation or a parent or subsidiary thereof equal in fair market value to the per share consideration received by holders of common stock in the Reorganization Event, and in such case such options shall be considered assumed for the purposes of a Reorganization.

A “Reorganization Event” is defined as (i) a merger or consolidation of Daric with or into another entity, as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction.

Indemnification Agreements

Our  certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into separate indemnification agreements with each of our directors and executive officers. For more information regarding these agreements, see “Management — Limitations on Officers’ and Directors’ Liability and Indemnification Agreements.

Notes for Post-Launch Financial Statements

1.  Nature of Organization and Summary of Significant Accounting Policies

Organization and operations

Daric Corporation (the “Company” or “Daric”) hosts an Internet-based peer to peer lending platform that enables its members to borrow money (“borrower members”) and purchase interests in loans (“lender members”) made to individual borrower members. The Company allows borrower members to achieve lower interest rates than they could otherwise obtain from traditional banks, and to attract lender members on the basis of their self-identified affiliations. The Company provides lender members with the opportunity to assist borrower members and participate in the consumer lending market through a social network. The Company screens borrower members for eligibility and provides servicing for the loans on an on-going basis. All loans are unsecured obligations of the individual borrower members with a fixed interest rate and three-year maturity. Our lender members buy promissory notes that represent the borrower member’s commitment to pay the fraction of the loan purchased by the lender member.

Use of estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires the Company’s management to make judgments and estimates that affect the amounts reported in its financial statements and accompanying notes. Management bases its estimates on historical experience and on various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents include various deposits with financial institutions in checking and short-term money market accounts. The Company considers all highly liquid investments with original maturity dates of three months or less to be cash equivalents. Such deposits periodically exceed amounts insured by the FDIC.

Fair value of financial instruments

The reported carrying values of the Company’s financial instruments, including cash and cash equivalents, loans held for investment and accounts payable, approximate their respective fair values due to their liquidity or short maturities. Restricted cash is carried at cost which approximates fair value. The carrying value of debt approximates fair value and is based on borrowing rates currently available with similar terms and average maturities.

Loans held for investment

The Company participates in the lending platform as a lender in order to ensure a sufficient level of funding for borrower members. Funds for such loans will be obtained through the Company’s borrowings under loan facilities with various entities (see Note 5 — Loans Payable — Financing term loan).

Allowance for loan losses

The Company may incur losses in connection with funded loans it holds for investment if borrower members fail to pay their monthly scheduled loan payments. The Company provides for incurred losses on loans with an allowance for loan losses in accordance with Statement of Financial Accounting Standards No. 114, “Accounting by Creditors for Impairment of a Loan.” The allowance for losses is a valuation allowance established to provide for estimated incurred credit losses in the portfolio of loans held for investment at the balance sheet date.

The allowance for loan losses is evaluated on a periodic basis by management, and represents an estimate of potential credit losses based on a variety of factors, including the composition and quality of the loan portfolio, delinquency levels and trends, probable expected losses for the next twelve months, current and historical charge-off and loss experience, current industry charge-off and loss experience, the condition of the market, the interest rate climate and general economic conditions. Determining the adequacy of the allowance for loan losses is subjective, complex and requires judgment by management about the effect of matters that are inherently uncertain.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the original loan agreement. The Company’s loan portfolio will be comprised primarily of small groups of homogeneous, unsecured loans made to borrower members. The Company does not evaluate individual homogeneous loans for impairment. These loans are generally placed on non-accrual status when they become 90 days delinquent. The Company’s estimate of the required allowance for loan losses is developed by estimating both the rate of default of the loans and the amount of loss in the event of default. The rate of default is assigned to the loans based on their attributes (e.g., borrower member FICO score, debt-to-income ratio, income verification if performed and credit grade) and collection status. The rate of default is based on analysis of actual and expected migration of loans from each aging category to default over a twelve month period. Loans more than 90 days past due are assigned a rate of default that measures the percentage of such loans that default over their lives as it is assumed that the condition causing the ultimate default currently exists. The default rate of the loan is then multiplied by an average loss rate for the type of loan. Loan losses are charged against the allowance when management believes the loss is confirmed. The Company makes an initial assessment of whether a charge-off is required on our delinquent loans no later than the 120th day of delinquency.

Management has created a loan loss review committee that will review actual loan loss performance on its portfolio at least monthly. This committee will submit recommendations to management to either increase or decrease the loan loss reserve accordingly.

Property and equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided over the estimated useful life of each class of depreciable assets (generally 3-5 years), and is computed using the straight-line method.

Long-lived assets

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” the Company evaluates potential impairments of its long-lived assets, whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Events or changes in circumstances that could result in an impairment include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the Company’s overall business and significant negative industry or economic trends. Impairment is recognized when the carrying amount of an asset exceeds its fair value.

Software and website development costs

Software and website development costs are accounted for in accordance with AICPA Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”, and Emerging Issues Task Force No. 00-02, “Accounting for Web Site Development Costs.” Accordingly, the Company expenses all costs that relate to the planning and post implementation phases for software and website development. Costs associated with minor enhancements and maintenance for the Company’s website are expensed as incurred. Since the software and website development costs incurred after technological feasibility has been established have not been significant to date, and there remains uncertainty about the future economic benefit derived from internally developed software and the website, the Company has not capitalized any software or website development costs to date.

Revenue recognition

Revenues primarily result from interest earned on loans held for investment (see Note 12 — Net Interest Income) and transaction fees, which are loan origination fees (borrower member paid) and lender servicing fees (lender member paid).

Interest income is accrued and recorded in the accompanying statements of operations as earned. Loans are placed on non-accrual status when any portion of scheduled principal or interest payments are 90 days past due, or earlier, when concern exists as to the ultimate collectability of outstanding principal or interest. When a loan is placed on non-accrual status, the accrued and unpaid interest is reversed and interest income is recorded when the principal balance has been reduced to an amount that is deemed collectible. Loans return to accrual status when principal and interest become current and are anticipated to be fully collectible on a timely basis.

Revenues related to loan origination fees are recognized in accordance with Statement of Financial Accounting Standards No. 91, “Accounting for Non-refundable Fees and Costs.” The loan origination fee charged to borrower members is determined by the credit grade of their unsecured loan and currently ranges from 0.75% to 2.0% of the aggregate loan amount. The loan origination fee is included in the Annual Percentage Rate (APR) calculation provided to the borrower member and is subtracted from the gross loan proceeds prior to disbursement of the loan funds to the borrower member. A loan is considered funded when the Automated Clearing House (ACH) transaction has been initiated to the borrower member’s bank account.

Loan origination fees are accounted for in one of two methods, depending upon whether the loans were sold to lender members and are therefore not recorded on the accompanying balance sheets (“transferred loans”) or, for those loans which Daric is the direct lender and as such, those loans are recorded on the accompanying balance sheet (“loans held for investment”). These two types of loan origination fee transactions are accounted for as follows:

 • Loan origination fees for transferred loans — Because the earnings process is deemed to be complete at the time these loans are transferred to the lender members, and there is no recourse to Daric in the event of default by the borrower member, Daric recognizes one hundred percent of this type of loan origination fee as revenue at the time the fee is deducted from for the borrower member net loan proceeds.  • Loan origination fees for loans held for investment — Loan origination fees from loans originated with Daric funds are initally deferred and subsequently amortized ratably over the term of the loan as an adjustment to the yield of the loan, and are reported in the accompanying statements of operations as interest income.

Lender servicing fee revenue is recognized in accordance with Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140” (“SFAS 156”). Currently, a 1% servicing fee is charged to the lender member and is deducted from the lender member’s account at the time that the monthly payment is received from the borrower member. The servicing fee is charged on each payment until the loan is either paid in full or becomes delinquent, goes on non-accrual status or is charged-off.

Daric CORPORATION

Notes for Post-Launch Financial Statements — (Continued)

Net loss attributable to common stockholders

The Company computes net loss per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”). Under SFAS 128, basic net loss per share is computed by dividing net loss per share available to common shareholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes as prescribed by Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the deferred tax asset is expected to be realized or the deferred tax liability to be settled. The effect on deferred tax assets and liabilities of a change in tax rates is included in income from continuing operations for the period that includes the enactment date.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, cash equivalents, restricted cash, and loans held for investment. The Company places its cash, cash equivalents and restricted cash in high-credit quality financial institutions. The Company is exposed to credit risk in the event of default by these institutions to the extent the amount recorded on the balance sheet exceeds the FDIC insured amounts. The Company performs credit evaluations of its borrower members financial condition and does not require collateral. The Company maintains reserves for potential credit losses, and to date, such losses have not been significant.

Stock-based compensation

The Company applies Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) to account for equity awards made to employees. SFAS 123R requires all share-based payments made to employees, including grants of employee stock options, restricted stock and employee stock purchase rights, to be recognized in the financial statements based on their respective grant date fair values and does not allow the previously permitted pro forma disclosure-only method as an alternative to financial statement recognition. SFAS 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under previous literature.

SFAS 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense ratably over the requisite service periods. The Company has estimated the fair value of each award as of the date of grant using the Black-Scholes option pricing model. The Black-Scholes option pricing model considers, among other factors, the expected life of the award and the expected volatility of the Company’s stock price.

SFAS 123R also requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. Stock-based compensation expense was recorded net of estimated forfeitures for fiscal 2013 and 2013, such that expense was recorded only for those stock-based awards that are expected to vest.

Share-based awards issued to non-employees are accounted for in accordance with provisions of SFAS 123R and EITF 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods and Services.”

Daric CORPORATION

Notes for Post-Launch Financial Statements — (Continued)

Indemnification of Directors and Officers

Our  certificate of incorporation provides that the liability of the directors of Daric for monetary damages shall be eliminated to the fullest extent under applicable law.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 204 of the California General Corporation Law, to the extent it is applicable to Daric, permits a corporation to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, except that a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing the director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) for contracts or transactions between the director and the corporation or (vii) for approving a distribution, loan or guaranty in violation of California corporate law.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 317 of the California General Corporations Law likewise generally authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain similar exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation.

Our  certificate provides that we are authorized to provide indemnification of directors, officers, employees or other agents of Daric, or persons who are or were serving at the request of Daric as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, for breach of duty to Daric and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject, at any time Daric is subject to the California General Corporation Law, to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law described above.

Our bylaws provide that (i) Daric is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) Daric may, in its discretion, indemnify other employees or agents to the extent permitted by applicable law, (iii) Daric is required to advance all expenses incurred by its directors and officers in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified, (iv) the rights conferred in Daric’s bylaws are not exclusive and (v) Daric may not retroactively amend the bylaws provisions relating to indemnity.

We have entered into indemnification agreements with each of our directors. These agreements require us, among other things, to indemnify such persons for all direct costs of any type or nature, including attorneys’ fees, actually and reasonably incurred by such person in connection with the investigation, defense or appeal of: (1) any proceeding to which such person may be made a party by reason of (i) such person’s service as a director or officer of Daric, (ii) any action taken by such person while acting as director, officer, employee or agent of Daric, or (iii) such person’s actions while serving at the request of Daric as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is or was incurred; or (2) establishing or enforcing a right to indemnification under the agreement.

Under these agreements, Daric is not obligated to provide indemnification: (1) on account of any proceeding with respect to (i) remuneration paid to such person in violation of law, (ii) an accounting, disgorgement or repayment of profits made from the purchase or sale by such person of securities of Daric against such person pursuant to the provisions of Section 16(b) of the Exchange Act, or other provisions of any federal, state or local statute or rules and regulations thereunder, (iii) conduct that was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination), or (iv) conduct that constitutes a breach of such person’s duty of loyalty or resulting in any personal profit or advantage to which such person is not legally entitled; (2) for any proceedings or claims initiated or brought by such person not by way of defense; (3) for any amounts paid in settlement without Daric’s written consent; or (4) if such indemnification would be in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act, or in any registration statement filed with the SEC.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunnyvale, California, on the 24th day of June, 2013.

Daric CORPORATION

By:

 /s/  Greg Ryan

Greg Ryan

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg Ryan and Vasant Ramachandran, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/  Greg Ryan

Greg Ryan

Chief Executive Officer and Director

(Principal Executive Officer)

July 1, 2013